                                                                     EXHIBIT 3.7

                               VIC-RMTS-DC, LLC

                              OPERATING AGREEMENT

                                    BETWEEN

                        MID-ATLANTIC RMTS HOLDINGS, LLC

                                      AND

                             VIC-RMTS HOLDCO, LLC



                                  DATED AS OF

                               FEBRUARY 6, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----

ARTICLE 1  DEFINITIONS ................................................ 1

           "Act"....................................................... 2
           "Actual Tax Amount"......................................... 2
           "Adjusted Capital Account".................................. 2
           "Affiliate"................................................. 2
           "Agreement"................................................. 2
           "Aggregate Contribution Value".............................. 2
           "Assets".................................................... 2
           "Board"..................................................... 2
           "Business Days"............................................. 2
           "Business Manager".......................................... 3
           "Cableco"................................................... 3
           "Cableco Designees"......................................... 3
           "Capital Contribution"...................................... 3
           "Certificate"............................................... 3
           "Cessation Event"........................................... 3
           "Code"...................................................... 3
           "Company"................................................... 3
           "Contribution Agreement".................................... 3
           "Contribution Assets"....................................... 3
           "Contribution Value"........................................ 4
           "Distributable Cash"........................................ 4
           "Estimated Tax Amount"...................................... 4
           "Fiscal Year"............................................... 4
           "GAAP"...................................................... 4
           "Initial Capital Contribution".............................. 4
           "MAC Telcom Plus"........................................... 4
           "MAC Telcom Plus Operating Agreement"....................... 4
           "Manager"................................................... 5
           "Members"................................................... 5
           "Member Designees".......................................... 5
           "Membership Unit"........................................... 5
           "Mid-Atlantic Holdco"....................................... 5

                                                                     Page
                                                                     ----

           "Net Profits" and "Net Losses".............................. 5
           "New Securities"............................................ 6
           "Operating Transferors"..................................... 6
           "Ownership Percentage"...................................... 6
           "Person".................................................... 6
           "Requisite Number".......................................... 6
           "Requisite Vote"............................................ 6
           "RMTS Holdco"............................................... 6
           "RMTS Holdco Designees"..................................... 6
           "SBC"....................................................... 6
           "Securities Act"............................................ 6
           "Substitute Member"......................................... 7
           "Supermajority Vote"........................................ 7
           "Telcom DC Metro Companies"................................. 7
           "Termination Date".......................................... 7
           "Territory"................................................. 7
           "Treasury Regulations"...................................... 7
           "Unwind Transaction"........................................ 7

ARTICLE 2  THE COMPANY................................................. 7

           2.1   Formation and Treatment of the Company................ 7
           2.2   Company Name and Office .............................. 7
           2.3   Purposes of the Company .............................. 8
           2.4   Operations Through Affiliates ........................ 8
           2.5   Term of the Company .................................. 8
           2.6   Title to Property .................................... 9
           2.7   Qualification as Limited Liability Company............ 9
           2.8   Registration and Qualification in Other Jurisdictions. 9

ARTICLE 3  MEMBERS; CAPITAL CONTRIBUTIONS.............................. 9

           3.1   Authorized Capitalization............................. 9
           3.2   Initial Members....................................... 9
           3.3   Initial Capital Contributions.........................10
           3.4   Additional Capital Contributions......................13
           3.5   Debt Financing........................................13
           3.6   Additional Members....................................14
           3.7   Preemptive Rights ....................................14
           3.8   Resignation...........................................14

                                                                    Page
                                                                    ----

           3.9   No Interest...........................................14
           3.10  No Withdrawal or Return of Capital Contributions......15
           3.11  Limited Liability.....................................15
           3.12  Creditors not Benefitted..............................15

ARTICLE 4  MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATIONS AND
           DISTRIBUTIONS...............................................16

           4.1   Capital Accounts......................................16
           4.2   Allocations of Net Profits and Net Losses.............16
           4.3   Regulatory Allocations................................17
           4.4   Code Section 704(c) Allocations.......................19
           4.5   Distributions.........................................19

ARTICLE 5  COVENANTS OF THE MEMBERS....................................20

           5.1   Confidentiality.......................................20
           5.2   Non-Competition.......................................21
           5.3   Facilities and Cost Sharing Arrangement...............21

ARTICLE 6  MANAGEMENT AND OPERATION OF THE COMPANY.....................22

           6.1   Management Generally..................................22
           6.2   Election, Tenure and Removal of Business Manager......22
           6.3   Successor Business Manager............................23
           6.4   Authority of the Manager..............................24
           6.5   Duties and Obligations of the Manager.................25
           6.6   Limitations on Powers of the Manager..................25
           6.7   Compensation..........................................27
           6.8   Expenses..............................................27
           6.9   Officers..............................................28
           6.10  The Chief Executive Officer...........................28
           6.11  The President.........................................29
           6.12  The Vice President(s).................................29
           6.13  The Treasurer.........................................29
           6.14  The Secretary.........................................29

                                                                    Page
                                                                    ----

ARTICLE 7  POWERS, RIGHTS AND OBLIGATIONS OF MEMBERS; MEETINGS
           OF MEMBERS; MANAGEMENT BOARD; MEETINGS OF THE BOARD.........30

           7.1  Powers of the Members..................................30
           7.2  Access to Information..................................30
           7.3  Priority and Return of Capital.........................30
           7.4  Actions by Members.....................................30
           7.5  Management Board.......................................31
           7.6  Meetings and Action of the Board.......................31
           7.7  Supermajority Vote.....................................33
           7.8  No Dissolution or Termination of a Member..............34

ARTICLE 8  ACCOUNTING PROCEDURES.......................................34

           8.1 Fiscal Year.............................................35
           8.2 Books of Account........................................35
           8.3 Other Records...........................................35
           8.4 Preparation and Filing of Income Tax Returns............35
           8.5 Tax Matters Partner.....................................36
           8.6 Financial Statements....................................37

ARTICLE 9  TRANSFER OF MEMBERSHIP UNITS; SALE OF THE COMPANY...........37

           9.1 Limitation on Transfer of Membership Units..............37
           9.2 Certain Documents.......................................38
           9.3 Right of First Refusal of any Member....................38
           9.4 Sale of the Company or Units of RMTS Holdco.............40
           9.5 Legal Capacity of Transferee; Tax Effects...............41
           9.6 Securities Laws Matters.................................41
           9.7 Indemnification.........................................42

ARTICLE 10 LIMITATIONS ON LIABILITIES; INDEMNIFICATION.................42

           10.1  Limited Liability of Members..........................42
           10.2  Liability and Indemnification of the Manager,
                 Business Manager and Member Designees.................42
           10.3  Indemnification Rights Cumulative.....................44

                                                                     Page
                                                                     ----

ARTICLE 11 POWER OF ATTORNEY...........................................44

           11.1  Authority to Execute Documents ...................... 44
           11.2  Survival of Power                                     44

ARTICLE 12 DISSOLUTION AND TERMINATION.................................45

           12.1  Dissolution...........................................45
           12.2  Winding Up, Liquidation and Distribution of Assets....46
           12.3  Distributions and Allocations upon Unwind Transaction.48
           12.4  Certificate of Cancellation...........................48
           12.5  Effect of Filing of Certificate of Cancellation.......48
           12.6  Return of Contribution Nonrecourse to Other Members...49

ARTICLE 13 RULES OF CONVENTION.........................................49

           13.1  Notice................................................49
           13.2  Amendment.............................................49
           13.3  Arbitration...........................................50
           13.4  Governing Law.........................................50
           13.5  Entire Agreement......................................50
           13.6  Severability..........................................51
           13.7  Construction..........................................51
           13.8  Captions..............................................51
           13.9  Counterparts and Execution............................51
           13.10 Consents and Waivers..................................51
           13.11 Rights and Remedies Cumulative........................51
           13.12 Assigns...............................................51
           13.13 Waiver of Action for Partition........................52
           13.14 No Publicity..........................................52

Schedule 3.2      Names, Addresses and Initial Ownership Percentages
Schedule 3.3(b)   Contributed Assets and Properties
Schedule 5.2(a)   RMTS Holdco Signatories of Non-Competition Agreements
Schedule 5.2(b)   Cableco Signatories of Non-Competition Agreements
Schedule 7.5(a)   Member Designee Replacements

Annex A           Listing of Rural Service Areas and Metropolitan Service Areas
Annex B           Map of Rural Service Areas and Metropolitan Service Areas

                                                                     Page
                                                                     ----

Exhibit A     Contribution Agreement
Exhibit B     Form of Management Agreement
Exhibit C     Form of Bill of Sale
Exhibit D     Form of RMTS Holdco Non-Competition Agreement
Exhibit E     Form of Cableco Non-Competition Agreement
Exhibit F     Form of Business Manager Non-Competition Agreement
Exhibit G     Form of Promissory Note

                               VIC-RMTS-DC, LLC

                              OPERATING AGREEMENT


     This OPERATING AGREEMENT (this "Agreement") is entered into as of the ___
                                     ---------
day of February 1997 (the "Agreement Date"), effective as of 12:01 a.m. on
                           --------------
January 1, 1997 (the "Effective Date"), between VIC-RMTS Holdco, LLC, a Delaware
                      --------------
limited liability company ("RMTS Holdco"), and Mid-Atlantic RMTS Holdings, LLC,
                            -----------
a Delaware limited liability company ("Cableco").
                                       -------

                                   RECITALS

     A. RMTS Holdco and Cableco desire to form a Delaware limited liability company, under the name "VIC-RMTS-DC, LLC" (the "Company"), for the providing of
                         ----------------        -------
telephone services (either by itself or through certain affiliated companies) to single family homes and to the multiple dwelling unit marketplace either separately within the territory described herein or in combination with cable television services provided by Mid-Atlantic Telcom Plus, LLC within the service area described herein, in each case on the terms and subject to the conditions contained herein.

     B. The formation of the Company and the execution of this Agreement are conditions precedent to the First Closing (as defined in the Contribution Agreement) under the Contribution Agreement.

     C. RMTS Holdco and Cableco desire to adopt and approve an operating agreement for the Company, on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS
                                 -----------

     Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section", "Article", "Annex", "Exhibit" or "Schedule" shall mean the applicable Section, Article, Annex, Exhibit or Schedule of or to this Agreement. All accounting terms used in this

Agreement not defined in this Article 1 shall, except as otherwise provided for herein, be construed in accordance with GAAP.

    "Act" shall mean the Delaware Limited Liability Company Act, Delaware Code
     ---
Annotated, Title 6, (S)(S)18-101 et seq., as from time to time amended, and
                                 -- ----
any successor to such statute.

    "Actual Tax Amount" shall have the meaning ascribed to such term in Section
     -----------------
4.5(a).

    "Adjusted Capital Account" shall mean a Member's Capital Account after
     ------------------------
crediting to such Capital Account any amount which the Member is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations and debiting to such Capital Account the amount (whether made or reasonably expected to be made) of any adjustment, allocation and distribution described in Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6) of the
                                                    -  -   -      -
Treasury Regulations. This definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury
                                                        -
Regulations and shall be interpreted consistently therewith.

    "Affiliate" with respect to any person, shall mean any Person, directly or
     ---------
indirectly, controlling, controlled by, or under common control with such Person, whether such control is effected pursuant to contract or otherwise; provided, however, that the Company shall not be considered to be an Affiliate
--------  -------
of any Member for purposes of this Agreement.

    "Agreement" shall have the meaning ascribed to such term in the preamble
     ---------
hereto, as the same may be amended from time to time in accordance herewith.

    "Aggregate Contribution Value" shall have the meaning ascribed to such term
     ----------------------------
in the Contribution Agreement.

    "Assets" shall mean all assets and properties, whether real, personal or
     ------
mixed, tangible or intangible, acquired by or contributed to the Company on or after the Effective Date.

    "Board" shall have the meaning ascribed to such term in Section 7.5.
     -----

    "Business Days" shall mean any day excluding Saturday, Sunday and any other
     -------------
day which is a legal holiday under the laws of the State of Illinois or is a day in which banking institutions located in such State are closed.

    "Business Manager" shall mean James A. Otterbeck and each individual that
     ----------------
succeeds him in that capacity in accordance with this Agreement and the Management Agreement.

    "Cableco" shall have the meaning ascribed to such term in the introductory
     -------
paragraph hereof.

    "Cableco Designees" shall mean the individuals designated,
     -----------------
from time to time in accordance herewith, by Cableco to be members of the Board.

    "Candidate" shall have the meaning ascribed to such term in Section 6.3.
     ---------

    "Capital Contribution" shall mean, with respect to any Member, all
     --------------------
contributions to the capital (whether in cash or otherwise) of the Company made or deemed made by such Member pursuant to and in accordance with this Agreement.

    "Certificate" shall mean that certain Certificate of Formation of the
     -----------
Company filed with the Office of the Secretary of State of the State of Delaware, as the same may be amended from time to time in accordance with the terms hereof.

    "Cessation Event" shall have the meaning ascribed to such term in Section
     ---------------
6.3.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, or any
     ----
corresponding provision of subsequent superseding federal revenue laws.

    "Company" shall have the meaning ascribed to such term in the recitals
     -------
hereto.

    "Contribution Agreement" shall mean that certain Contribution Agreement
     ----------------------
dated as of December 31, 1996, as amended on the Agreement Date, among MAC Telcom Plus, RMTS Holdco, Mid-Atlantic Holdco, Mid-Atlantic Cable Development Company Limited Partnership, a Maryland limited partnership, Mid-Atlantic CATV Limited Partnership, a Maryland limited partnership, Mid-Atlantic Cable Service Company, a Virginia corporation, and the other parties identified therein, attached hereto as Exhibit A, and the term "Contribution Agreement" as used in this Agreement shall include all Transaction Documents (other than this Agreement) as defined therein.

     "Contribution Assets" shall have the meaning ascribed to the term "Assets"
      -------------------
in the Contribution Agreement.

     "Contribution Value" shall have the meaning ascribed to such term in the
      ------------------
Contribution Agreement.

     "DC Metro Service Area" shall mean the Rural Service Areas and the
      ---------------------
Metropolitan Service Areas listed on Annex A attached hereto and depicted on Annex B attached hereto.

     "Distributable Cash" as of any date shall mean all cash and cash
      ------------------
equivalents on hand derived by the Company from Company operations as of such date (specifically not including any Capital Contribution made by a Member to the Company), less the sum of the following to the extent paid or set aside by the Company as of such date: (a) the amount of all principal and interest payments on indebtedness of the Company and all other sums then due and payable to lenders and, in the case of distributions under Section 4.5(b), to be paid to lenders within the six (6)-month period following such date; (b) accounts payable and accrued liabilities then due and payable and, in the case of distributions under Section 4.5(b), expected to be satisfied in the Ordinary Course of Business (as defined in the Contribution Agreement) of the Company within the three (3)-month period following such date; and (c) such reserves as the Manager shall deem reasonably necessary for the proper operation and financing of the Company's business.

     "Estimated Tax Amount" shall have the meaning ascribed to such term in
      --------------------
Section 4.5(a).

     "Final Closing Date" shall have the meaning ascribed to such term in the
      ------------------
Contribution Agreement.

     "Fiscal Year" shall mean the Company's fiscal year, which shall be the
      -----------
calendar year, or such other period as required by the Code.

     "GAAP" shall mean generally accepted accounting principles, consistently
      ----
applied.

     "Initial Capital Contribution" shall mean, with respect to any Member, the
      ----------------------------
initial contribution to the capital (whether in cash or otherwise) of the Company made by such Member pursuant to Section 3.3.

     "MAC Telcom Plus MAC Telcom Plus" shall mean Mid-Atlantic Telcom Plus, LLC,
      -------------------------------
a Delaware limited liability company.

     "MAC Telcom Plus Operating Agreement" shall mean that certain Mid-Atlantic
      -----------------------------------
Telcom Plus, LLC Operating Agreement between Mid-Atlantic Holdco and RMTS Holdco, dated as of the date hereof.

     "Management Agreement" shall mean that certain Management Agreement, dated
      --------------------
as of the Agreement Date, executed by and between James A. Otterbeck and the

Company, or any Management Agreement executed after the Agreement Date in accordance herewith and therewith between a successor Business Manager and the Company, in each case substantially in the form attached hereto as Exhibit B.

     "Manager" shall mean RMTS Holdco or any other Member that succeeds it in
      -------
that capacity in accordance with this Agreement.

     "Members" shall mean RMTS Holdco and Cableco and shall include each
      -------
Person hereafter admitted to the Company as a Member as expressly provided in this Agreement.

     "Member Designees" shall mean the Business Manager, the Cableco Designees
      ----------------
and the RMTS Holdco Designees.

     "Membership Unit" shall mean, with respect to each Member, all of such
      ---------------
Member's rights, interests, proceeds and profits which it may own, whether now existing or contingent, in the Company, including the right of such Member to any and all benefits to which the Member may be entitled and the obligations of such Member, as provided in this Agreement and the Act.

     "Mid-Atlantic Holdco" shall mean Mid-Atlantic Cable Holdings, LLC, a
      ---------------
Delaware limited liability company.

     "Net Profits" and "Net Losses" shall mean for each Fiscal Year or other
      -----------       ----------
period, an amount equal to the Company's taxable income or tax loss for such year or period, determined in accordance with Code Section 703(a). For this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

          a. Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or tax loss;

          b. Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section expenditures pursuant to Regulations
Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing
                          -
Net Profits or Net Losses, shall be subtracted from such taxable income or tax loss; and

          c. If property other than cash has been contributed to the Company or the Capital Accounts of the Members have been adjusted pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(f), depreciation, amortization, gain or
                                      -
loss
with respect to assets of the Company shall be computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).
                                      -

          d. Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specially allocated pursuant to
Section 4.3 shall not be taken into account in computing Net Profits or Net Losses, but shall be separately allocated to the Members in accordance with
Section 4.3.

     "New Securities" shall mean (a) Membership Units of the Company; (b) any
      --------------
obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Membership Units; (c) any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; and (d) any other securities that may be issued or sold by the Company.

     "Operating Transferors" shall have the meaning ascribed to such term in the
      ---------------------
Contribution Agreement.

     "Ownership Percentage" shall mean, as to each Member as of any date, the
      --------------------
percentage reflecting the ratio which its Membership Units bears to the aggregate issued and outstanding Membership Units of all Members. The Ownership Percentages are initially as shown on Schedule 3.2 attached hereto.

     "Person" shall mean any individual, association, corporation, trust,
      ------
partnership, joint venture, limited liability company or other entity.

     "Requisite Number" shall mean not less than sixty percent (60%) of all of
      ----------------
the Member Designees.

     "Requisite Vote" shall mean an affirmative vote or written consent of not
      --------------
less than sixty percent (60%) of all of the Member Designees.

     "RMTS Holdco" shall have the meaning ascribed to such term in the
      -----------
introductory paragraph hereof.

     "RMTS Holdco Designees" shall mean the individuals designated, from time to
      ---------------------
time in accordance herewith, by RMTS Holdco to be members of the Board.

     "SBC" shall mean SBC Communications Inc., a Delaware corporation.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Substitute Member" shall have the meaning ascribed to such term in Section
      -----------------
9.1.

     "Supermajority Vote" shall mean an affirmative vote or written consent of
      ------------------
not less than eighty percent (80%) of all of the Member Designees.

     "Telcom DC Metro Companies" shall have the meaning
      -------------------------
ascribed to such term in Section 2.4.

     "Termination Date" shall mean January 31, 2017.
      ----------------

     "Territory" shall mean the States of Virginia, Maryland, Pennsylvania,
      ---------
Delaware and New Jersey and the District of Columbia.

     "Treasury Regulations" shall mean the income tax regulations promulgated
      --------------------
under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unwind Transaction" shall mean the occurrence or non-occurrence of events
      ------------------
resulting in a rescission of transactions pursuant to Section 2.8 of the Contribution Agreement.

                                  ARTICLE 2

                                 THE COMPANY
                                 -----------

     2.1  Formation and Treatment of the Company. The Company has been organized
          --------------------------------------
as a Delaware Limited liability company by executing and delivering the Certificate to the Delaware Secretary of State in accordance with and pursuant to the act. The Members intend that the Company will be treated as a partnership, rather than as an association taxable as a corporation, for Federal income tax purposes.

     2.2  Company Name and Office. The name of the Company shall be "VIC-RMTS-
          -----------------------
DC, LLC". The Company shall conduct its business under the name "Telcom Plus" (or such other name or names as the Manager shall determine from time to time with the approval by Supermajority Vote of the Member Designees) and the Company shall file all statements and applications with appropriate governmental authorities required in order to conduct its business under such name (or such other names). The Company shall maintain a registered office in the State of Delaware and the name and address of the Company's registered agent in the State of Delaware shall be as set forth in the Certificate. Such office and such agent may be changed from time to time by the Manager. The principal office of the Company shall be 5335 Wisconsin Avenue, Suite 750, Washington D.C. 20015. The Company may maintain such additional offices as may be designated from time to time by the Manager for the purpose of carrying out the business of the Company.

     2.3  Purposes of the Company. The purposes of the Company shall be (a) to
          -----------------------
provide telephone service to single family homes, multiple dwelling units, marinas, hotels, military bases and prisons, in each case in the Territory, (b) to provide telephone services to single family homes, multiple dwelling units, marinas, hotels, military bases and prisons in combination with cable television services provided by, and at the election of, Cableco in the DC Metro Service Area, (c) to engage in and carry on any other lawful business or activity in connection with the foregoing, subject to the approval by Supermajority Vote of the Member Designees, including the provision of services to Affiliates of the Company, and (d) subject to this Agreement, to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Act may have and exercise.

     2.4  Operations Through Affiliates. The Members acknowledge and agree that
          -----------------------------
it may become necessary or desirable for the Company to engage in, operate, maintain or conduct some or all of its business activities through one or more Affiliates. In the event that the Manager, in its sole and absolute discretion, determines that it is necessary or desirable to engage in, operate, maintain or conduct some or all of the Company's business activities through one or more Affiliates, then the Manager shall cause the Company to organize one or more limited liability companies under the Act for the purpose of engaging in, operating, maintaining or conducting such business activities (such entities are collectively referred to herein as the "Telcom DC Metro Companies"). The members
                                        -------------------------
of each Telcom DC Metro Company shall be the Company, Cableco and RMTS Holdco, and each such member's interest in each Telcom DC Metro Company shall be 98%, 1% and 1%, respectively. Each Telcom DC Metro Company shall be governed by an operating agreement which shall be substantially similar in all material respects to this Agreement. The manager of each Telcom DC Metro Company shall be RMTS Holdco, and RMTS Holdco shall delegate its duties and responsibilities as the manager of each Telcom DC Metro Company to the Business Manager, who shall serve as business manager of each Telcom DC Metro Company in accordance with the terms of a management agreement which shall be substantially similar in all material respects to the Management Agreement. RMTS Holdco and Cableco hereby covenant and agree that they shall execute the operating agreement of each Telcom DC Metro Company and any other documents or instruments related to the organization thereof, including, without limitation, any non-competition agreement which shall be substantially similar in all material respects to the Non-Competition Agreements described in Section 5.2, so long as such documents and instruments comply with the terms of this Section 2.4.

     2.5  Term of the Company. The term of the Company shall commence on the
          -------------------
date of the filing of the Certificate as required by Section 18-201 of the Act and shall continue in existence until the Termination Date, unless its existence is sooner terminated upon dissolution (and subsequent termination of the Company after the winding up of its affairs) as provided in this Agreement.

     2.6  Title to Property. Legal title to all Assets of the Company shall be
          -----------------
taken and at all times held in the name of the Company.

     2.7  Qualification as Limited Liability Company. The Manager shall, at the
          ------------------------------------------
expense of the Company, use commercially reasonable efforts to do all acts and things that may now or hereafter be required for (a) the maintenance of the Company as a limited liability company under the laws of the State of Delaware,
(b) the protection of the limited liability status of the Members under the laws of the State of Delaware and of the other states in which the Company does business or owns property, and (c) the treatment of the Company as a partnership and not as an association taxable as a corporation for United States Federal income tax purposes.

     2.8  Registration and Qualification in Other Jurisdictions. The Manager
          -----------------------------------------------------
shall, at the expense of the Company, use commercially reasonable efforts to cause the Company to be qualified or registered under an assumed or fictitious name or foreign limited liability statutes or similar laws in any jurisdiction in which the Company owns property or transacts business if such qualification or registration is necessary in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction or is otherwise deemed necessary or appropriate by the Manager.

                                   ARTICLE 3

                        MEMBERS; CAPITAL CONTRIBUTIONS
                        ------------------------------

     3.1  Authorized Capitalization.  The Company shall have one class of
          -------------------------
ownership interests in the Company which are referred to herein as "Membership Units". There shall be an unlimited number of authorized Membership Units, but such authorized membership units shall only be issued in accordance with terms of this Agreement. The Membership Units shall not be certificated. Each Member shall receive one full Membership Unit for each $1.0 million Capital Contribution made by such Member to the Company or a proportionate fraction thereof for each Capital Contribution in an amount less than $1.0 million.

     3.2  Initial Members.  RMTS Holdco and Cableco are the initial Members of
          ---------------
the Company. The addresses of the initial Members are set forth on Schedule 3.2 attached hereto. Notwithstanding anything to the contrary contained herein, the Business Manager shall not be deemed a Member of the Company.

     3.3  Initial Capital Contributions. Each Member shall make initial
          -----------------------------
contributions to the capital of the Company (the "Initial Capital
Contributions") in accordance with the terms and subject to the conditions of this Section 3.3, in consideration for which the Member shall receive up to the number of Membership Units set forth opposite its name on Schedule 3.2 attached hereto.

          (a) Initial Capital Contributions by RMTS Holdco. On the Agreement
              --------------------------------------------
Date, effective as of the Effective Date, RMTS Holdco has contributed to the Company the amount of $1.0 million. RMTS Holdco shall receive 1 Membership Unit in exchange for such Initial Capital Contribution, and the Capital Account of RMTS Holdco shall be credited for this Initial Capital Contribution in the amount of $1.0 million. From and after the Agreement Date, RMTS Holdco shall be obligated to make additional Initial Capital Contributions to the capital of the Company, in the aggregate, up to $5.0 million (including the Initial Capital Contribution made on the date of this Agreement), when and as called by the Manager upon at least fifteen (15) days' prior written notice to RMTS Holdco. Each Initial Capital Contribution to the Company by RMTS Holdco shall be made in cash by means of wire transfer of funds to an account of the Company designated by the Manager. Upon the making of each such Initial Capital Contribution to the Company, the Capital Account of RMTS Holdco shall be credited in the amount of cash so contributed to the Company, provided that each such amount shall be equal to the amount credited to the Capital Account of Cableco for the Initial Capital Contribution so made by Cableco on the same date, except as provided in
Section 3.3(c). In exchange for each such Initial Capital Contribution, RMTS Holdco shall receive that number of full Membership Units equal to the quotient obtained by dividing the amount of such Initial Capital Contribution by $1.0 million, with a proportionate fraction thereof being issued for any increment thereof of less than $1.0 million. Notwithstanding anything to the contrary contained herein, except as provided in Section 3.3(c) or except upon the unanimous prior written consent of each Member, in no event shall the aggregate amount credited to the Capital Account of RMTS Holdco in connection with RMTS Holdco's Initial Capital Contributions made pursuant to this Section 3.3(a) be greater than or less than the aggregate amount credited to the Capital Account of Cableco in connection with Cableco's Initial Capital Contributions made pursuant to Section 3.3(b). Notwithstanding anything contained herein to the contrary, in no event shall RMTS Holdco be obligated to make Initial Capital Contributions to the Company pursuant to this Section 3.3(a) in excess of, in the aggregate, $5.0 million.

          (b) Initial Capital Contributions by Cableco. On the Agree ment Date,
              ----------------------------------------
effective as of the Effective Date, Cableco has transferred, assigned, conveyed and delivered to the Company good and marketable title, free and clear of all liens, mortgages, assessments, security interests, easements, claims, pledges, trusts, or other charges, encumbrances or restrictions (collectively, "Liens")
                                                                       -----
and with all conditions to any such transfer satisfied in full, in each case acceptable to the Company, the assets and properties related to the Business of the Company as set forth on Schedule 3.3(b) attached hereto, as evidenced by a Bill of Sale in substantially the form of Exhibit C hereto, and the Manager and the Members agree that such transferred contracts have an aggregate fair market value of $1.0 million. The adjusted tax basis and the fair market value of each such contributed asset and property are set forth on Schedule 3.3(b) attached hereto. Cableco shall receive 1 Membership Unit in exchange for such Initial Capital Contribution, and the Capital Account of Cableco shall be credited for this Initial Capital Contribution in the amount of $1.0 million. From and after the Agreement Date, Cableco shall be obligated to make additional Initial Capital Contributions to the capital of the Company, in the aggregate, up to $5.0 million (including the Initial Capital Contribution made on the date of this Agreement), when and as called by the Manager upon at least fifteen (15) days' prior written notice to Cableco. Each Initial Capital Contribution to the Company by Cableco shall be made in the form of the transfer to the Company of good and marketable title, free and clear of all Liens, and with all conditions to such transfer satisfied in full, in each case acceptable to the Company of assets and properties, including, without limitation, agreements and contracts to sell or to make available to negotiate for the sale of telephony services in the multiple dwelling unit marketplace (together with full rights to technical support and marketing support for such contracts) related to the Business of the Company, and each such transfer shall be evidenced by a Bill of Sale in substantially the form of Exhibit C hereto. The amount of each such Initial Capital Contribution credited to the Capital Account of Cableco shall be the fair market value of the contributed assets and properties as determined by the Manager subject to approval by Supermajority Vote of the Member Designees, provided that each such amount shall be equal to the amount credited to the Capital Account of RMTS Holdco for the Initial Capital Contribution so made by RMTS Holdco on the same date, except as provided in Section 3.3(c). The adjusted tax basis and the fair market value of each such contributed asset and property shall be agreed upon by the Members and added to
Schedule 3.3(b) attached hereto. In exchange for each such Initial Capital Contribution, Cableco shall receive that number of full Membership Units equal to the quotient obtained by dividing the amount of such Initial Capital Contribution by $1.0 million, with a proportionate fraction thereof being issued for any increment thereof of less than $1.0 million. If an Unwind Transaction has commenced pursuant to the Contribution Agreement, then from and after the commencement of such Unwind Transaction, no amount shall be credited to the Capital Account of Cableco. Notwith standing anything to the contrary contained herein, except as provided in Section 3.3(c) or except upon the unanimous prior written consent of each Member, in no event shall the aggregate amount credited to the Capital Account of Cableco in connection with Cableco's Initial Capital Contributions made pursuant to this Section 3.3(b) be greater than or less than the aggregate amount credited to the Capital Account of RMTS Holdco in connection with RMTS Holdco's Initial Capital Contributions made pursuant to
Section 3.3(a). Notwithstanding anything contained herein to the contrary, in no event shall Cableco be obligated to make Initial Capital Contributions to the Company pursuant to this Section 3.3(b) in excess of, in the aggregate, $5.0 million.

          (c) Adjustments to Initial Capital Contributions, Membership Units and Capital Accounts upon Transfer to MAC Telcom Plus of More than 75% But Less Than 85% of the Aggregate Contribution Value of the Contribution Assets. Notwithstanding anything to the contrary contained herein, if good and marketable title to more than seventy-five percent (75%) but less than eighty-five percent (85%) of the Aggregate Contribution Value of all Contribution Assets has been transferred to MAC Telcom Plus on or before the Final Closing Date, free and clear of all Liens, in accordance with the MAC Telcom Plus Operating Agreement and the Contribution Agreement, then, in addition to other remedies available to RMTS Holdco as contemplated by the MAC Telcom Plus Operating Agreement and the Contribution Agreement, RMTS Holdco may, in its sole and absolute discretion, elect to reduce the percentage (and corresponding number) of Membership Units owned by Cableco in the Company and increase the percentage (and corresponding number) of Membership Units owned by RMTS Holdco in the Company (in each case, as a percentage and corresponding number) of the total Membership Units of the Company outstanding as of the Final Closing Date), in each case by an amount equal to the quotient obtained from (x) the aggregate Contribution Value of the Contribution Assets not so transferred to MAC Telcom Plus on or prior to the Final Closing Date, free and clear of all Liens, in accordance with the Contribution Agreement, expressed as a percentage of the Aggregate Contribution Value of all Contribution Assets, divided by (y) two (the "Adjustment"). Upon such election by RMTS Holdco, the Capital Account of Cableco
 ----------
in the Company shall be reduced, and the Capital Account of RMTS Holdco in the Company shall be increased, in each case, on a dollar-for-dollar basis, in an amount equal to the amount of the Adjustment. Upon such election by RMTS Holdco, the number of Membership Units owned by Cableco in the Company shall be reduced, and the number of Membership Units owned by RMTS Holdco in the Company shall be increased, in each case, by that number of full Membership Units equal to the quotient obtained by dividing the amount of the Adjustment by $1.0 million, with a proportionate fraction thereof for any increment thereof of less than $1.0 million.

          (d) Adjustments to Initial Capital Contributions, Membership Units and Capital Accounts Upon Transfer to MAC Telcom Plus of Less than 75% of the Aggregate Contribution Value of Contribution Assets. Notwithstanding anything contained herein to the contrary, if good and marketable title to Contribution Assets comprising at least seventy-five percent (75%) of the Aggregate Contribution Value of all of the Contribution Assets has not been transferred to the Company on or prior to the Final Closing Date, free and clear of all Liens, in accordance with the Contribution Agreement, then, in addition to other remedies available to RMTS Holdco as contem plated by the MAC Telcom Plus Operating Agreement and the Contribution Agreement, RMTS Holdco may elect, in its sole and absolute discretion (i) to take the action described in Section 3.3(c) and, in connection therewith, RMTS Holdco and Cableco agree to cause such action to be effected in accordance with Section 3.3(c), or (ii) to cancel the Contribution Agreement and rescind and unwind all transactions completed thereunder in accordance with the Contribution Agreement and dissolve the Company in accordance with Article 12.

          (e) No Obligation Other than Initial Capital Contributions.
              ------------------------------------------------------
Notwithstanding anything contained herein to the contrary, no Member shall have any obligation whatsoever to make any Capital Contribution in excess of the Initial Capital Contribution provided for in this Section 3.3.

     3.4 Additional Capital Contributions. After payment of the Initial Capital
         --------------------------------
Contributions, the Manager shall determine the timing and amount of any additional Capital Contributions. Each Member shall have the right, but not the obligation, to make additional Capital Contributions to the capital of the Company by contributing capital when and as called by the Manager upon at least sixty (60) days' prior written notice. Each additional Capital Contribution to the Company shall be made in cash by means of wire transfer of funds to an account of the Company designated by the Manager; provided, however, that upon
                                                  --------  -------
the consent of the Manager and the unanimous prior written consent of the Members, additional Capital Contributions to the Company may be made by means of the contribution of property to the Company. Such property and the amount of the credit to the contributing Member's Capital Account with respect thereto shall be valued at the fair market value thereof as determined by the Manager, subject to the approval by Supermajority Vote of the Member Designees. Upon the making of any such additional Capital Contribution to the Company, the Company shall issue to the Member making such additional Capital Contribution that number of full Membership Units equal to the quotient obtained by dividing the amount of such additional Capital Contribution by $1.0 million, with a proportionate fraction thereof being issued for any increment thereof of less than $1.0 million, and the Capital Account of such Member shall be credited in accordance with the provisions of Section 4.1. No Member shall have any obligation whatsoever to make any additional Capital Contribution to the Company in excess of such Member's Initial Capital Contribution in accordance with Section 3.3.

     3.5 Debt Financing. If the Company has the ability, on a stand-alone basis
         --------------
without regard to the creditworthiness or credit support of any equity holder, direct or indirect, of the Company or any equity or equity-like enhancement of or issuable by the Company, and taking into account normal, customary and conservative equity to debt ratios for companies of comparable size and in the similar business, to obtain debt financing from a financial institution on commercially reasonable terms which are generally available in the commercial market, the Company may seek such debt financing on such commercially reasonable terms from commercial lenders or from SBC or its Affiliates to the extent available therefrom. At any time that the Manager determines to call an additional Capital Contribution from the Members pursuant to Section 3.4, if the Company at such time has the ability to obtain such debt financing on commercially reasonable terms as described in the preceding sentence and if the Manager determines that normal and conventional industry practice for companies comparable to the Company (giving consideration to size, business, industry, financial condition, equity-to-debt ratios and other relevant factors), then the Manager shall seek to obtain such debt financing on such commercially reasonable terms to the extent then available, in lieu of requesting that the Members make an additional Capital Contribution to the Company under Section 3.4. Notwithstanding anything to the contrary contained herein, at any time that the Manager determines to call an additional Capital Contribution from the Members pursuant to Section 3.4 and the Company at such time does not have the ability to obtain such debt financing on commercially reasonable terms or the Manager determines that obtaining such debt financing would not be consistent with normal and conventional industry practice for companies comparable to the Company, the Manager may call such additional Capital Contribution from the Members pursuant to Section 3.4.

     3.6  Additional Members. No Person shall be admitted to the Company as a
          ------------------
Member after the Effective Date and no Membership Units shall be issued to any such Person, except in accordance with the express provisions of Article 9 or except with the approval by Supermajority Vote of the Member Designees. Any Person admitted to the Company as a Member in accordance herewith after the Effective Date shall agree to be bound by the terms of this Agreement and shall execute a counterpart signature page hereto. No new Member shall be entitled to any retroactive allocation of any item of income, gain, loss, deduction or credit of the Company. The Manager shall, at the time a Member is admitted, close the Company's books (as though the Company's tax year has ended) when making pro rata allocations of items of income, gain, loss, deduction or credit to a new Member for that portion of the Company's tax year in which a new Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder.

     3.7   Preemptive Rights. Each Member shall have a preemptive or
           -----------------
preferential right (but not the obligation) to purchase its pro rata share, based on its Ownership Percentage, of all or any part of any New Securities which the Company, with the approval by Supermajority Vote of the Member Designees, may propose to sell or issue, from time to time, including any such right with respect to additional Capital Contributions.

     3.8  Resignation. Except in connection with the sale of Membership Units in
          -----------
accordance with Article 9, no Member may voluntarily resign or withdraw as a Member of the Company without the prior written consent of the other Members. A Member who attempts to resign or withdraw as a Member in violation of this
Section 3.8 shall not be entitled to receive any distribution prior to the dissolution and liquidation of the Company.

     3.9  No Interest. No Member shall be entitled to receive any interest on
          -----------
its Capital Contributions.

     3.10  No Withdrawal or Return of Capital Contributions. No Member shall be
           ------------------------------------------------
entitled to withdraw or receive any return of, or demand a return of, its Capital Contributions, or any other Assets or capital, from the Company, including property other than cash, except (a) as provided in Section 2.8 of the Contribution Agreement or Section 3.3, (b) as part of the purchase of a Member's Membership Units in accordance with Section 9.3 or 9.4, or (c) upon the dissolution and liquidation of the Company in accordance with Article 12. The Company shall not redeem or repurchase any Member's Membership Units, except as provided in Section 2.8 of the Contribution Agreement or Section 3.3 or to the extent provided in Section 9.4.

     3.11  Limited Liability.
           -----------------

           (a) The liability of the Members to the Company is limited to the making of their respective Initial Capital Contributions in accordance with
Section 3.3. No Member shall be required to lend any funds to the Company or, after its Initial Capital Contribution shall have been paid in accordance with
Section 3.3, to make any further Capital Contributions to the Company or to repay to the Company, any Member or any creditor of the Company all or any portion of any negative amount of such Member's Capital Account, except as provided in the Act. The exercise by a Member of any or all of its rights of approval or consent under this Agreement shall not in any event affect the Member's status or limited liability as a limited liability member, and, except as expressly provided in this Agreement, all such rights of approval or consent may be exercised or not exercised in the sole and absolute discretion of such Member.

          (b) Any return or repayment of a Member's Capital Contribution or its Capital Account shall be made only from the Company's Assets to the extent available therefor.

          (c) No distribution by the Company to any Member shall be recoverable by the Company from such Member except to the extent: (i) distributed to a Member in violation of Section 4.5, or (ii) specifically provided in Section 18-607 of the Act or pursuant to provisions of applicable law.

     3.12  Creditors not Benefitted.  The provisions of this Article 3 are
           ------------------------
intended to benefit only the Company, the Members and their permitted successors and assigns. It is not intended that these provisions benefit, and it shall not be construed that such provisions benefit or are enforceable by, any creditors of the Company, the trustee in bankruptcy of the Company or any other third parties.

                                  ARTICLE  4


                       MAINTENANCE OF CAPITAL ACCOUNTS;
                       --------------------------------
                         ALLOCATIONS AND DISTRIBUTIONS
                       --------------------------------


     4.1 Capital Accounts. A capital account (a "Capital Acount") shall be
         ----------------                        --------------
maintained for each Member in accordance with the capital account maintenance rules set forth in Treasury Regulations Rection 1.704-1(b)(2)(iv). Without limiting the generality of the foregoing, a Member's Capital Account shall be increased by (i) the amount of money contributed by the Member to the Company,
(ii) the fair market value of property contributed by the Member to the Company as determined by the Manager, subject to approval by Supermajority Vote of the Member Designees (net of liabilities that the Company is considered to assume or take subject to pursuant to Section 752 of the Code), and (iii) allocations to the Member of Company Net Profits and other items of income and gain, including income and gain exempt from tax, but excluding items of income and gain described in Treasury Regulations Section 1.704-1(b)(4)(i); and which shall be decreased by (w) the amount of money distributed to the Member, (x) the fair market value of any property distributed to the Member as determined by the Manager, subject to approval by Supermajority Vote of the Member Designees (net of any liabilities that such Member is considered to assume or take subject to pursuant to Section 752 of the Code), after adjusting each Member's Capital Account by such Member's share of the unrealized income, gain, loss and deduction inherent in such property and not previously reflected in such Capital Account, as if the property had been sold for its then fair market value on the date of distribution as determined by the Manager, subject to approval by Supermajority Vote of the Member Designees, (y) expenditures described, or treated under Section 704(b) of the Code as described in Section 705(a)(2)(b) of the Code, and (z) the Member's share of Net Losses and other items of loss and deduction, but excluding items of loss or deduction described in Treasury Regulations Section 1.704-1(B)(4)(I). The Members' Capital Accounts shall be appropriately adjusted for income, gain, loss and deduction as required by Treasury Regulations Section 1.704-1(b)(2)(iv)(g) (relating to allocations and adjustments resulting from the reflection of property on the books of the Company at book value, or a revaluation thereof, rather that at adjusted tax basis). The Capital Account of Cableco may be reduced pursuant to Section 3.3(c) or (d). If a Member transfers all or a part of its Membership Units in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Units shall carry over to the new owner of such Membership Unit pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

     4.2 Allocations of Net Profits and Net Losses.
         -----------------------------------------

         (a) Net Losses. Net Losses shall be allocated to the Members in
             ----------
proportion to their respective Ownership Percentages.

         (b) Net Profits.  Net Profits shall be allocated to the Members in
             -----------
proportion to their respective Ownership Percentages.

     4.3 Regulatory Allocations.
         ----------------------

         (a) Minimum Gain Chargeback.  Notwithstanding any other provision of
             -----------------------
this Article 4, if there is a net decrease in "Company Minimum Gain" as defined in Treasury Regulations Section 1.704-2(d) for any Fiscal Year, each Member shall, in the manner provided in Treasury Regulations Section 1.704-2(f), be allocated items of Company income and gain for such year (and, if necessary, for subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g); provided, however, that this Section 4.3(a)
                                --------  -------
shall not apply to the extent the circumstances described in Treasury Regulations Section 1.704-2(f)(2), 1.704-2(f)(3), 1.704-2(f)(4), or 1.704-
2(f)(5) exist. The items of Company income and gain to be allocated pursuant to this Section 4.3(a) shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) Member Minimum Gain Chargeback. Notwithstanding any other
             ------------------------------
provision of this Article 4 except Section 4.3(a), if during any Fiscal Year there is a net decrease in "Member Nonrecourse Debt Minimum Gain" as defined in Treasury Regulations Section 1.704-2(i)(2), any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); provided, however, that this
                                                  --------  -------
Section 4.3(b) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations Section 1.704-2(i)(4) exist. The items of Company income and gain to be allocated pursuant to this Section 4.3(b) shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) Qualified Income Offset.  No Member shall be allocated any item of
             -----------------------
loss or deduction to the extent such allocation would cause or increase a deficit balance in such Member's Adjusted Capital Account as of the end of the taxable year to which such allocation relates. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of
                                                   -  -    -      -
Company income and gain shall be specially
allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Adjusted Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Section 4.3 have been tentatively made as if this Section 4.3(c) were not in the Agreement. This Section 4.3(c) is intended to comply with the qualified income offset requirement in Treasury Regulations
Section 1.704- 1(b)(2)(ii)(d)(3) and shall be interpreted consistently
                           -  -
therewith.

          (d) Gross Income Allocation.  In the event any Member has a deficit
              -----------------------
Adjusted Capital Account at the end of any Company Fiscal Year, such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 4.3(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit in excess of such amount after all other allocations provided for in this Section 4.3 have been tentatively made as if Section 4.3(c) and this Section 4.3(d) were not in the Agreement.

          (e) Nonrecourse Deductions.  Any "Nonrecourse Deductions" as defined
              ----------------------
in Treasury Regulations Section 1.704-2(c) for any Fiscal Year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

          (f) Member Nonrecourse Deductions.  Any "Member Nonrecourse
              -----------------------------
Deductions" as defined in Treasury Regulations Section 1.704-2(i)(2) for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(i).

          (g) Code Section 754 Adjustment.  To the extent any adjust ment to the
              ---------------------------
adjusted tax basis of any asset of the Company pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts,
                  -
the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations. Any election permitted under Code Section 754 may be made at the request of any Member.

          (h) Curative Allocations.  The Company shall take into account any
              --------------------
special allocations of items of income, gain, loss, or deduction pursuant to
Section 4.3

4.3 in computing subsequent allocations pursuant to the other provisions of
Article 4 so that the net amount of any items so allocated and all other items allocated to each Member pursuant to Article 4 shall, to the extent possible, be equal to the net amount that would have been allocated to each Member pursuant to Section 4.2 if the special allocations in Section 4.3 had not been made.

     4.4  Code Section 704(c) Allocations. Notwithstanding any other provision
          -------------------------------
in this Article 4, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution as determined by the Manager, subject to approval by Supermajority Vote of the Member Designees. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     4.5  Distributions.
          -------------

          (a) Except as provided in Sections 12.2 and 12.3, and subject to
Section 18-607 of the Act, the Manager shall cause the Company to distribute to each Member an amount of Distributable Cash as shall be sufficient to enable such Member to fund its federal, state and local income tax liabilities attributable to such Member's distributive share of Company taxable income and gain (the "Actual Tax Amount") for periods from and after the Initial Closing
           -----------------
Date (as defined in the Contribution Agreement). Estimated tax distributions of a Member's Actual Tax Amount for any Fiscal Year of the Company shall be made in four cash installments not later than fifteen (15) days before taxes are due, based upon the Manager's good faith estimate of the Company's Net Profits and such Member's distributive share thereof (the "Estimated Tax Amount"). The
                                               --------------------
Estimated Tax Amounts and the Actual Tax Amounts shall be calculated (i) taking into account the character of such income and gain, (ii) calculating such tax using the highest of the marginal tax rates applicable to income of such character for an individual resident in the States of Maryland, New York, Virginia or Illinois or in the District of Columbia, and (iii) taking into account the amount of net cumulative tax loss previously allocated to each Member in prior Fiscal Years of the Company and not used in prior Fiscal Years to reduce taxable income from the Company. The calculations shall be made on the assumption that taxable income or tax loss from the Company is each Member's only taxable income or tax loss. The Manager shall distribute to each Member, not later than April 10th of the year following the close of each Fiscal Year of the Company, the amount by which the Actual Tax Amount of such Member for such Fiscal Year exceeds the aggregate Estimated Tax Amount distributed to such Member for such Fiscal Year. If the aggregate Estimated Tax Amount distributed by the Company to a Member for a Fiscal Year exceeds the Actual Tax Amount of such Member for such Fiscal Year, then the amount of the next distribution the Manager would otherwise be required to make to such Member(s) under this Section 4.5 shall be reduced by the amount of such excess until the remaining balance of such excess is reduced to zero; provided, however, that in connection with the dissolution
                    --------  -------
of the Company, if any excess remains unapplied, then the Member receiving such excess tax distribution shall refund to the Company the full amount of such excess unapplied tax distribution prior to the making of any liquidating distribution to such Member. The Manager shall provide not less than five (5) days advance written notice to each Member Designee of the amount and intended recipient of each tax distribution made hereunder, together with information in sufficient detail supporting the calculation with respect thereto.

          (b) Except as provided in Sections 12.2 and 12.3, and subject to
Section 18-607 of the Act, from and after the third anniversary of the Agreement Date, the Manager shall cause the Company to make distributions of Distributable Cash to the Members in proportion to their respective Ownership Percentages, not more frequently than on an annual basis, in such amounts and on such dates as approved by the Requisite Vote of the Member Designees, provided that such distribution is permissible under and not in violation of the terms and conditions of the Company's credit facility with its principal lender.

          (c) Upon the liquidation of the Company, liquidating distributions shall be made in accordance with Section 12.2, subject to Section 12.3.

          (d) Except as provided in Sections 4.5(a) and (b) and Sections 12.2 and 12.3, no distributions will be made, declared or set aside. No Member shall have any right to demand or receive any distribution in a form other than cash, except as specifically provided in Section 12.2 or in connection with an Unwind Transaction as contemplated in the Contribution Agreement and Section 12.3.

          (e) In no event shall the Company make distributions, including tax distributions, to any Member with respect to any Fiscal Year to the extent that after giving effect thereto such Member's Capital Account would be less than zero as of the last day of such Fiscal Year or such distributions exceed Distributable Cash.

                                   ARTICLE 5

                           COVENANTS OF THE MEMBERS
                           ------------------------

     5.1  Confidentiality. Each Member shall hold in confidence, and shall use
          ---------------
reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by the Company concerning the Company and shall not disclose such information to any third party except as may be required by any Legal Requirement (as defined in the Contribution Agreement) and except for information that (a) is or becomes generally available to the public other than as a result of disclosure by such Member or its representatives, (b) becomes available to such Member or its representatives from a third party, and such Member or its representatives have no reason to believe that such third party is not entitled to disclose such information, (c) is known to such Member or its representatives on a non-confidential basis prior to its disclosure by the Company, or (d) is made available by the Company to any other Person on a non-restricted basis, provided, however, that none of the foregoing limitations
                      --------  -------
or restrictions shall apply with respect to any Affiliate of the Company or any direct or indirect equity holder of any Member of the Company. The obligations of each Member under the foregoing sentence shall expire on the date of dissolution of the Company, notwithstanding any transfer, sale or assignment of such Member's interest in the Company prior to such date. In the event of any transfer, sale or assignment of a Member's interest in the Company, the obligations of such Member under this Section 5.1 shall continue indefinitely.

     5.2  Non-Competition.  Concurrent with the execution of this Agreement,
          ---------------
RMTS Holdco and certain direct and indirect equity holders of RMTS Holdco as listed on Schedule 5.2(a) hereto have executed a Non-Competition Agreement, in substantially the form attached hereto as Exhibit D, and Cableco and certain direct and indirect equity holders and Affiliates of Cableco as listed on
Schedule 5.2(b) hereto have executed a Non-Competition Agreement, in substantially the form attached hereto as Exhibit E. Except as provided in such Non-Competition Agreements, this Agreement and the Management Agreement, each Member and its respective Affiliates, including any director, officer or employee of such Person, shall be free to conduct any other business or any other activity (subject to any restriction, limitation or qualification thereon arising by virtue of any other written understanding, arrangement or agreement or arising under law or otherwise), including, without limitation, the investment in or operation of any business in the telecommunications field, without having or incurring any obligation to offer any interest therein to the Company or any other Member.

     5.3  Facilities and Cost Sharing Arrangement. Subject to the covenants and
          ---------------------------------------
agreements described in Sections 5.2 and 6.2(c), if any Member or its Affiliates desire to pursue an activity or opportunity permissible by such covenants and agreements, then such Member and its Affiliates shall be permitted to use the facilities, employees and other assets of the Company (other than the name or any trade name of the Company) in connection with the pursuit of such activity or opportunity, in consideration for which the Member and its Affiliates shall pay the Company for all costs and expenses, direct and indirect, in connection with such arrangement, including, without limitation, an allocable portion of the Company's overhead, salaries, rent, and clerical and administrative costs and expenses. Any such facilities and cost sharing arrangement shall be on terms and conditions mutually acceptable to such Member or its Affiliate and the Company, subject, in the case of the Company, to the approval not to be unreasonably withheld by the Member (which is not the Member or Affiliated with the Person pursuing such activity or opportunity) in accordance with the guidelines of this Section 5.3.

                                   ARTICLE 6

                    MANAGEMENT AND OPERATION OF THE COMPANY
                    ---------------------------------------

     6.1  Management Generally. Subject to the provisions of this Agreement,
          --------------------
the Management Agreement and the Act, the business and affairs of the Company shall be managed by and under the direction of the Manager. The Company shall have one Manager, which shall be RMTS Holdco for so long as RMTS Holdco owns not less than twenty percent (20%) of the outstanding Membership Units and the successor manager shall be a Member which acquires Membership Units owned by RMTS Holdco or any successor manager hereunder in accordance with Article 9. The Manager shall have, subject to its fiduciary duties and responsibilities and to certain approval rights of the Members and the Board and to the terms and conditions contained in this Agreement, full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business and objectives. All powers of the Company may be exercised by the Manager, except as conferred on or reserved to the Board or the Members by the Act or by this Agreement and subject to its fiduciary duties and responsibilities. Each Member hereby acknowledges and agrees that the Manager owes fiduciary duties to the Company and each Member, and shall be personally liable for the breach of such duties.

     6.2  Election, Tenure and Removal of Business Manager
          ------------------------------------------------

          (a) The Company shall have one Business Manager, who shall be appointed pursuant to, and who shall serve the Company in accordance with, the terms of the Management Agreement. Pursuant to the Management Agreement, the Manager shall delegate its duties and responsibilities hereunder, as the Manager and not as a Member, to the Business Manager without relieving itself of its duties and responsibilities hereunder.

          (b) The Business Manager may be removed at any time with or without cause upon the Requisite Vote of the Member Designees. For purposes of this Agreement, the term "cause" shall mean: (a) any action materially and adversely
                     -----
affecting the best interests of the Company as determined by Requisite Vote of the Member Designees; (b) the material breach of any provision of the Management Agreement, including without limitation, the refusal or failure to perform, to the satisfaction of the Members, any duties assigned to the Business Manager or any other legal obligation to the Company, which breach is not cured within thirty
(30) days after receipt of written notice of such failure from the Requisite Number of the Member Designees; (c) a willful failure to carry out the instructions of the Board, which failure is not cured within thirty (30) days after receipt of written notice of such failure from the Requisite Number of the Member Designees; (d) the misappropriation of Assets of the Company; (e) the conviction or pleading nolo contendere to a felony or other serious crime; (f)
                       ---- ----------
the commission or attempted commission of any act of willful misconduct or dishonesty, moral turpitude, malfeasance, or gross negligence; (g) chronic alcoholism or drug use (as determined by a licensed physician selected by the Requisite Vote of the Member Designees); (h) the inability to discharge the Business Manager's essential job duties by reason of permanent disability for a period of twelve (12) consecutive months or as determined by a licensed physician selected by the Requisite Vote of the Member Designees; or (i) the engagement in business practices which, in the opinion of the Requisite Number of the Member Designees, are unethical or reflect adversely on the Company.

          (c) On the Agreement Date, the Business Manager has executed that certain Non-Competition Agreement, in substantially the form of Exhibit F hereto. The Business Manager shall devote such time to the management of the Company as the Business Manager deems reasonable. Subject to the terms of this Agreement, the Management Agreement, and the Non-Competition Agreement, the Business Manager may conduct or remain active in other business activities and pursuits, including those of RMTS Holdco and those business activities in which the Business Manager is involved on the date hereof as well as business activities in which the Business Manager may become involved after the date hereof.

     6.3  Successor Business Manager. If the Business Manager ceases to be the
          --------------------------
Business Manager for any reason or no reason with or without cause (a "Cessation
                                                                       ---------
Event"), then a successor Business Manager shall be appointed by the Manager,
-----
subject to the terms and conditions of this Section 6.3. Not later than five (5) days following the occurrence of a Cessation Event, the Manager shall notify the other Member of the occurrence of such Cessation Event. Not later than thirty
(30) days following the occurrence of a Cessation Event, the Manager shall notify the other Member of the identity of a proposed successor Business Manager (the "Candidate") and shall provide a summary of the qualifications and
      ---------
experience of the Candidate in managing and operating telephony businesses. The appointment of the successor Business Manager shall be subject to the approval of the Member which is not the Manager, which approval shall not be unreasonably withheld, and which approval shall be given, if at all, within forty-five (45) days of receipt of notice from the Manager of the identity and qualifications of the Candidate. Within such 45-day period, the Member which is not the Manager shall have the right to conduct an interview and ask such questions of the Candidate as such Member shall reasonably request. The Manager shall have the right to appoint a temporary Business Manager to provide management services hereunder pending the appointment of a successor Business Manager pursuant to this Section
6.3. Such temporary Business Manager may be the Candidate and shall have all of the authority of the Business Manager under the Management Agreement; provided,
                                                                      --------
however, that if a successor Business Manager is not appointed in accordance
-------
with the terms of this Section 6.3 within three (3) months following the date of the Cessation Event of the immediately preceding Business Manager, then the authority of the temporary Business Manager shall be suspended until such successor Business Manager is appointed in accordance herewith.

     6.4  Authority of the Manager. Without limiting the generality of Section
          ------------------------
6.1 but subject in each case to Section 7.7 and the other terms and conditions of this Agreement (including, without limitation, Sections 6.5 and 6.6) and applicable law, the Manager shall have the authority to:

          (a) take all reasonable action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged or proposes to engage pursuant to Section 2.3;

          (b) acquire property, contracts or franchises on behalf of the Company (except as otherwise provided herein);

          (c) purchase insurance to protect the Company's property and business;

          (d) hold and own real property in the Company's name;

          (e) execute on behalf of the Company all instruments and documents, including checks, drafts, leases and mortgages;

          (f) borrow from a financial institution or other third party and, in connection therewith, grant security interests in the property and assets of the Company to such financial institution or third party;

          (g) hire and fire any personnel, consultants or advisors required by the Company in the ordinary course of the Company's business;

          (h) appoint agents, officers and delegates as necessary;

          (i) keep the Members apprised of any material changes in the Company's business on a current and regular basis through regular telephone calls, ad hoc meetings and the circulation of monthly financial statements, as well as through regular monthly meetings of the Members; and

          (j) perform any other such acts or duties as are required to conduct the Company's business pursuant to Section 2.3.

     6.5  Duties and Obligations of the Manager.
          -------------------------------------

          (a) The Manager shall prepare an operating budget and capital expenditure plan for each Fiscal Year of the Company and shall submit such operating budget and capital expenditure plan to the Board for review and approval by Requisite Vote not later than sixty (60) days prior to the commencement of the Fiscal Year to which it relates or, in the case of the first Fiscal Year of the Company, not later than thirty (30) days following the execution of this Agreement or as soon thereafter as is reasonably practicable. If an operating budget and capital expenditure plan of the Company for any Fiscal Year is not approved by Requisite Vote of the Member Designees not later than the commencement of the Fiscal Year of the Company to which it relates, then the operating budget and capital expenditure plan of the Company in effect for the immediately preceding Fiscal Year shall constitute the operating budget and capital expenditure plan of the Company for such ensuing Fiscal Year until such time as an operating budget and capital expenditure plan of the Company for such Fiscal Year is approved in accordance herewith. The Manager shall not be authorized to make expenditures in excess of the amounts authorized in any operating budget and capital expenditure plan of the Company approved by Requisite Vote of the Member Designees in accordance herewith, without the prior approval by Requisite Vote of the Member Designees or Supermajority Vote of the Member Designees as provided in Section 6.10(d).

          (b) From and after the Agreement Date, the Manager shall retain outside legal counsel to advise the Company with respect to relevant tax, regulatory and other legal matters, which counsel shall cooperate on a regular basis with legal counsel retained by MAC Telcom Plus. The Members acknowledge and agree that the Manager may retain the law firm of Paul, Hastings, Janofsky & Walker LLP.

     6.6  Limitations on Powers of the Manager. Notwithstanding the generality
          ------------------------------------
of Section 6.1, the Manager shall not have the authority to do any of the following acts without the Supermajority Vote of the Member Designees as set forth in Section 7.7:

          (a) Cause or permit the Company to engage in any activity or business other than as expressly provided in Section 2.3;

          (b) Knowingly and willingly perform or participate in any illegal act or be a party to any illegal act that would cause any Member to incur personal liability, including, without limitation, causing or permitting the Company to conduct business in a state which has neither enacted legislation which permits limited liability companies to organize in such state nor permits the Company to register to do business in such state as a foreign limited liability company;

          (c) Cause or permit the Company to file a petition under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, consent to the institution of proceedings thereunder or to the filing of such proceeding or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties or assets, make any assignment for the benefit of creditors, or take any action in furtherance of any such action;

          (d) Cause or permit the Company to borrow (i) from a financial institution in an amount and on terms other than such as may be commercially available to the Company, on a stand-alone basis without regard to the creditworthiness or credit support of any equity holder, direct or indirect, of the Company or any equity or equity-like enhancement of or issuable by the Company, and taking into account normal, customary and conservative equity to debt ratios for companies of comparable size and in the similar business, or
(ii) from sources other than a financial institution as described in clause (i) in an amount greater than $1.0 million (which, for purposes of financing an acquisition or series of related acquisitions of a business, shall mean an amount no greater than $1.0 million for such acquisition or series of related acquisitions, in each case, otherwise permissible hereunder);

          (e) Cause or permit the Company to enter into any agreement or contract (or series of related agreements or contracts) or incur or assume any liability or responsibility under any such agreement or contract (including, without limitation, any settlement agreement), which, individually or in the aggregate, exceeds $1.0 million (other than acquisitions of existing telephony operations and other than any agreement or contract for the providing of telephony services by the Company, in each case, otherwise permissible hereunder);

          (f) Cause or permit the Company to enter into any merger, consolidation, or similar transaction or effect any reorganization, recapitalization or other fundamental change in the capital structure of the Company;

          (g) Cause or permit the Company to redeem or repurchase any Membership Unit or make, declare or pay any dividend or distribution of cash or property of the Company to any Member, except as expressly set forth in this Agreement or the Contribution Agreement;

          (h) Cause or permit the Company to offer or sell any New Securities of the Company in any public or private transaction, other than the issuance of Membership Units to the Members in connection with the making of Initial Capital Contributions in accordance with Section 3.3 or additional Capital Contributions in accordance with Section 3.4, or admit any Person as a Member of the Company other than following the compliance by a Member of the procedure set forth in
Article 9;

          (i) Sell or otherwise dispose of part or all of the Company's Assets in a single transaction or series of related transactions, except for sales of obsolete equipment in the ordinary course of business and other than strategic sales of contracts of the Company, the fair market value of which do not exceed, in the aggregate, $500,000 in any twelve-month period and with respect to which no Affiliate of MAC Telcom Plus provides cable television services, except for the sale of all or substantially all of the Assets in accordance with Section 9.4;

          (j) Cause or permit the Company to enter into any agreement (or series of related agreements) to provide services to the Manager, the Business Manager, any Member or any of their respective Affiliates (other than MAC Telcom Plus), other than any agreement which is on terms and conditions no less favorable to the Company than then currently available fair market terms and conditions obtained on an arms-length basis;

          (k) Cause or permit the Company to change its name;

          (l) Cause or permit the Company to change, modify or amend the Certificate of the Company;

          (m) Cause or permit the Company to liquidate or dissolve except as provided in Section 12; or

          (n) Cause or permit the Company to take or refrain from taking any other action or activity which by the express terms of this Agreement or the Contribution Agreement requires the approval by Supermajority Vote of the Member Designees or the consent or approval of the Members.

     6.7  Compensation. The Manager shall not be paid any compensation or
          ------------
remuneration for its services as manager hereunder. The Business Manager shall not be paid any compensation or remuneration as business manager of the Company, except as specifically agreed upon by the Business Manager and the business manager of MAC Telcom Plus.

     6.8  Expenses. The Business Manager shall be entitled to reimbursement from
          --------
the Company for the reasonable expenses that the Business Manager pays for or incurs on behalf of the Company in accordance with the Management Agreement.

     6.9  Officers.
          --------

          (a) The officers of the Company shall consist of a Chief Executive Officer, a President, a Treasurer and a Secretary and such Vice Presidents, assistant secretaries or other officers or agents as may be elected or appointed by the Business Manager from time to time (collectively, the "Officers"). The
                                                              --------
Officers (other than the Business Manager) shall be appointed by, and shall exercise such powers and perform such duties as are prescribed by, the Business Manager under the direction and management of the Business Manager, except as provided in Section 6.10 with respect to the Chief Executive Officer. Any number of offices may be held by the same Person, as the Business Manager may determine.

          (b) The Officers shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided,
                                                                --------
however, that any Officer may be removed with or without cause at any time by
-------
the Business Manager or, in the case of all offices held by the Business Manager, by the Requisite Vote of the Member Designees.

          (c) A vacancy in any office (other than those held by the Business Manager) because of death, resignation, removal, disqualification or otherwise may be filled by the Business Manager for the unexpired portion of the term.

          (d) Subject to Section 6.7, the Company may pay an Officer compensation for such Officer's services to or on behalf of the Company in such amounts as determined by the Business Manager in the ordinary course of the business of the Company; provided, however, that the aggregate amount of all
                         --------  -------
compensation and benefits payable in any Fiscal Year of the Company to all officers and employees of the Company shall not exceed, without approval by Supermajority Vote of the Member Designees, the amount allocated therefor in the budget of the Company for such Fiscal Year received and approved by the Board in accordance with Section 6.5(a), and provided, further, that the Business Manager
                                    --------  -------
shall not be permitted to allocate, award or issue to any Officer or employee of the Company any New Securities.

     6.10 The Chief Executive Officer. The Business Manager shall be the Chief
          ---------------------------
Executive Officer for so long as the Business Manager serves as business manager of the Company. The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Company and shall have the power to sign any deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall preside at all meetings of the Members. The Chief Executive Officer shall have the general powers and duties of management generally vested in the chief executive officer of a business entity, and shall have such other powers and duties with respect to the administration of the business and affairs of the Company as may be prescribed by the Board from time to time.

     6.11 The President. The President shall be the chief operating officer of
          -------------
the Company and shall have power to sign any deeds, mortgages, bonds, contracts or other instruments which the Business Manager has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Business Manager or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. The Business Manager may serve as the President of the Company, upon the Requisite Vote of the Member Designees, for so long as the Business Manager serves as business manager of the Company. In general, the President shall see that all orders and resolutions of the Business Manager are carried into effect and shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Business Manager from time to time.

     6.12 The Vice President(s).  In the absence of (or at the request of) the
          ---------------------
President in the event of his or her inability or refusal to act, a vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) if one shall be appointed, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any vice president shall perform such other duties as from time to time may be assigned to him or her by the President or the Business Manager.

     6.13 The Treasurer. The Treasurer shall be the chief financial officer of
          -------------
the Company. The Treasurer shall not be required to give a bond for the faithful discharge of his or her duties. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) be charged with primary responsibility for dealing with national securities exchanges or other exchanges in which the Company may hold a membership or on which the Company may trade; (c) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Business Manager; and (d) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or the Business Manager.

     6.14 The Secretary. The Secretary shall: (a) keep the minutes of all
          -------------
Members' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of Company records; (d) keep a register of the post office address of each Member which shall be furnished to the Secretary by such Member;
(e) certify the resolutions of the Members, and other documents to the Company, as true and correct; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Business Manager.

                                   ARTICLE 7

                  POWERS, RIGHTS AND OBLIGATIONS OF MEMBERS;
                  ------------------------------------------
                    MEETINGS OF MEMBERS; MANAGEMENT BOARD;
                    --------------------------------------
                             MEETINGS OF THE BOARD
                             ---------------------

     7.1  Powers of the Members. Except as expressly provided in this Agreement
          ---------------------
and except for certain rights expressly provided in the Contribution Agreement, the Members shall take no part in the management of the business or transact any business for the Company and shall have no power to sign for or bind the Company solely in their capacity as Member, except as the Manager may, from time to time, request.

     7.2  Access to Information.  Each Member and its duly authorized
          ---------------------
representatives may visit the principal place of business of the Company, examine its books of account, records, reports and other papers, make copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company with the Business Manager during regular business hours and in a manner not disruptive to the ordinary conduct of the Company's business. Additionally, the Manager will deliver or cause the Business Manager to deliver, at the Company's expense, such other information available to the Manager or the Business Manager, including financial statements and computations, relating to the business and affairs of the Company as any Member may from time to time reasonably request.

     7.3  Priority and Return of Capital.  Except as may be expressly provided
          ------------------------------
in Article 4 or Article 12 or as contemplated in the Contribution Agreement in connection with an Unwind Transaction, no Member shall have priority over any other Member, either as to return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided, however, that this Section shall not
                             --------  -------
apply to the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company in accordance with this Agreement.

     7.4  Actions by Members.  Except for all consent and approval rights
          ------------------
reserved to the Members as provided in this Agreement or the Contribution Agreement, all actions or inactions taken by Members under this Agreement shall be conducted through representatives of the Members described in Section 7.5. Except as expressly provided herein, each Member shall have voting rights in proportion to its Membership

Units (with each fraction of a Membership Unit rounded up to the next nearest whole number) and shall vote together as one class.

     7.5  Management Board.
          ----------------

          (a) Certain powers of the Company are reserved to a management board (the "Board") which shall be composed of five (5) individuals as follows: (a)
      -----
the Business Manager, (b) two (2) Member Designees designated from time to time by RMTS Holdco (the "RMTS Holdco Designees") and (c) two (2) Member Designees
                     ---------------------
designated from time to time by Cableco (the "Cableco Designees"). The initial
                                              -----------------
RMTS Holdco Designees shall be William F. Wallace and Laurel Dent, and the initial Cableco Designees shall be John C. Norcutt and either Joan Miller or John Long. Each of RMTS Holdco, on the one hand, and Cableco, on the other, shall have the right to remove any Member Designee designated by it. Upon the resignation or removal of any Member Designee, the Member(s) initially designating such Member Designee shall have the right to designate a replacement therefor; provided, however, that if such replacement is not selected from among
          --------  -------
the potential replacements designated on Schedule 7.5(a) hereto, then such replacement shall be subject to the prior written consent of the other Member, which consent shall not be unreasonably withheld. The exercise by the Member Designees of their voting rights pursuant to this Agreement shall not affect the limited liability status of the Members. The Board shall have only the rights and authorities set forth in this Agreement or expressly set forth in the Contribution Agreement. Each Member hereby acknowledges and agrees that each Member Designee owes fiduciary duties to the Company and each Member and shall be personally liable for the breach of such duties. No Member Designee shall be entitled to any compensation or benefits in connection with its service as a Member Designee.

          (b) The Board may designate one or more committees, each consisting of the two (2) RMTS Holdco Designees and one (1) Cableco Designee, to serve at the pleasure of the Board.

          (c) Notwithstanding anything in this Agreement to the contrary, the size of the Board shall not be increased or decreased without the prior written consent of each Member.

     7.6  Meetings and Action of the Board.

          (a) Regular meetings of the Board shall be held at least once each calendar month on such dates and at such times as agreed upon by the Board. Regular meetings shall be held at the principal place of business of the Company unless otherwise agreed upon by the Board.

          (b) Special meetings of the Board may be called from time to time by the Business Manager, by any Member or by any Member Designee, and shall be held on such dates and at such times as determined by the Person(s) calling such special meetings. Notice of any special meeting of the Board shall be given no fewer than ten (10) days with respect to any special meeting to be conducted in person and no fewer than forty-eight (48) hours with respect to any special meeting to be conducted by telephone prior to the date of the special meeting. Notices shall be delivered in the manner set forth in Section 13.1 and shall specify the purpose or purposes for which the meeting is called. Any Member may, by a writing signed by such Member, waive any requirement of notice under any provision of this Agreement. The attendance of a Member Designee at any meeting shall constitute a waiver of notice of such meeting, except where a Member Designee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          (c) Each Member Designee shall be entitled to one vote. The presence of at least one Member Designee designated by each Member in person or represented by proxy shall constitute a quorum for the transaction of business at any meeting of the Board. The act by Requisite Vote of the Member Designees at any such meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater proportion or number is otherwise required by the Act, the Certificate, this Agreement (including but not limited to those items set forth in Section 7.7 below) or by the Contribution Agreement.

          (d) Unless specifically prohibited by the Certificate or the Act, any action required to be taken at a meeting of the Board or any other action which may be taken at a meeting of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Member Designees having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member Designees were present and voting. The Member Designees so executing such a written consent shall provide promptly a copy of such written consent to the Member Designees who have not so executed such consent.

          (e) The Member Designees may participate in and act at any meeting through the use of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at such meeting of the Person or Persons so participating.

          (f) Each RMTS Holdco Designee and each Cableco Designee entitled to vote at a meeting of the Board may authorize another Person or Persons to act for him at any meeting by written proxy. Such proxy shall be deposited at the principal offices of the Company prior to the commencement of a meeting. Any such proxy shall be valid for one (1) meeting.

     7.7  Supermajority Vote. Notwithstanding anything to the contrary contained
          ------------------
herein, and in addition to all other actions or inactions which by the express terms of this Agreement or the Contribution Agreement require approval by Supermajority Vote of the Member Designees or the consent or approval of the Members, the Company may take the following actions or engage in the following transactions only with the approval by Supermajority Vote of the Member
Designees:

          (a) Engage in any activity or business other than as expressly provided in Section 2.3;

          (b) Conduct business in a state which has neither enacted legislation which permits limited liability companies to organize in such state nor permits the Company to register to do business in such state as a foreign limited liability company;

          (c) File a petition under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, consent to the institution of proceedings thereunder or to the filing of such proceeding or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties or assets, make any assignment for the benefit of creditors, or take any action in furtherance of any such action;

          (d) Borrow (i) from a financial institution in an amount and on terms other than such as may be commercially available to the Company, on a stand-alone basis without regard to the creditworthiness or credit support of any equity holder, direct or indirect, of the Company or any equity or equity-like enhancement of or issuable by the Company, and taking into account normal, customary and conservative equity to debt ratios for companies of comparable size and in the similar business, or (ii) from sources other than a financial institution as described in clause (i) in an amount greater than $1.0 million (which, for purposes of financing an acquisition or series of related acquisitions of a business, shall mean an amount no greater than $1.0 million for such acquisition or series of related acquisitions, in each case, otherwise permissible hereunder);

          (e) Enter into any agreement or contract (or series of related agreements or contracts) or incur or assume any liability or responsibility under any such agreement or contract (including, without limitation, any settlement agreement), which, individually or in the aggregate, exceeds $1.0 million (other than acquisitions of existing telephony operations and other than any agreement or contract for the providing of telephony services by the Company, in each case, otherwise permissible hereunder);

          (f) Enter into any merger, consolidation, or similar transaction or effect any reorganization, recapitalization or other fundamental change in the capital structure of the Company;

          (g) Redeem or repurchase any Membership Unit or make, declare or pay any dividend or distribution of cash or property of the Company to any Member, except as expressly set forth in this Agreement;

          (h) Offer or sell any New Securities of the Company in any public or private transaction, other than the issuance of Membership Units to the Members in connection with the making of Initial Capital Contributions in accordance with Section 3.3 or additional Capital Contributions in accordance with Section 3.4, or admit any Person as a Member of the Company, other than following the compliance by a Member of the procedure set forth in Section 9.3;

          (i) Sell or otherwise dispose of part or all of the Company's Assets in a single transaction or series of related transactions, except for sales of obsolete equipment in the ordinary course of business and other than strategic sales of contracts of the Company, the fair market value of which do not exceed, in the aggregate, $500,000 in any twelve-month period and with respect to which no Affiliate of MAC Telcom Plus provides cable television services, except for the sale of all or substantially all of the Assets in accordance with Section 9.4;

          (j) Enter into any agreements (or series of related agreements) to provide services to the Manager, the Business Manager, any Member or any of their respective Affiliates (other than MAC Telcom Plus), other than any such agreement which is on terms and conditions no less favorable to the Company than then currently available fair market terms and conditions obtained on an arms-length basis;

          (k)  Change the name of the Company;

          (l)  Change, modify or amend the Certificate of the Company; or

          (m)  Liquidate or dissolve the Company except as provided in Section
12.

     7.8  No Dissolution or Termination of a Member. Each Member hereby
          -----------------------------------------
covenants and agrees that it shall not voluntarily dissolve or terminate itself or consent or acquiesce to any involuntary dissolution or termination of itself. If a Member is dissolved or terminated, any successor or legal representative of that Member shall become a Substitute Member only upon the unanimous consent of the remaining Members.

                                   ARTICLE 8

                            ACCOUNTING PROCEDURES
                            ---------------------

     8.1  Fiscal Year.  The Fiscal year of the Company shall begin on January 1
          -----------
and shall end on December 31 of each year; provided that the fiscal year ending December 31, 1997 shall commence on the Effective Date.

     8.2  Books of Account.  At all times during the existence and continuance
          ----------------
of the Company, the Manager shall cause to be kept accurate, complete and proper books, records and accounts pertaining to the Company's affairs, including (a) a list of all Members and their addresses and their Capital Contributions, Membership Units and Ownership Percentages, (b) a copy of the Certificate and all amendments thereto and all powers of attorney pursuant to which any Certificate has been executed, (c) an original copy of the Agreement and all amendments thereto, (d) copies of the Company's federal and state tax returns and financial statements and (e) the Company's books and records. Such books and records shall contain information sufficient for determining each category of Net Income and Net Loss, for preparing the reports required under this Article 8 and for tax purposes, and in which shall be entered such information and matters relative to the Company's business as would ordinarily be entered by Persons engaged in a similar business. Such books and records shall be kept on the accrual basis of accounting in conformity with GAAP. The method of accounting followed by the Company for federal income tax purposes shall be the accrual method. All books, records and accounts of the Company shall be kept at its principal office or at such other office as the Manager may designate for such purpose.

     8.3  Other Records.  At all times during the exist the Company, the Manager
          -------------
shall cause to be kept accurate, complete and proper records pertaining to the Company's affairs, including (a) insurance policies, (b) franchises, (c) contracts and (d) other agreements.

     8.4  Preparation and Filing of Income Tax Returns. The Manager shall cause
          --------------------------------------------
the preparation and timely filing of all Company tax returns, shall, on behalf of the Company, make such tax elections (including, without limitation, any election under Section 754 of the Code), determinations and allocations which it deems to be appropriate and shall timely make all other tax filings required by any governmental authority having jurisdiction to require such tax filing, the cost of which shall be borne by the Company, subject to the provisions of this
Section 8.4 and Section 8.5. The Manager shall prepare the returns described in this Section 8.4 not later than seventy-five (75) days after the end of the Fiscal Year covered by such returns. Not later than five

(5) days after the preparation of such returns, the Manager shall deliver a copy of such returns to each Member for its review. The Members may object to the items and calculations contained in such returns by delivering written notice of such objection to the Manager within fifteen (15) days after such Member's receipt of such returns. If a Member so notifies the Manager of an objection to such returns, then the Manager and such Member shall use their best efforts to resolve such objection within ten (10) days following the Manager's receipt of notice of such objection from such Member. If the Manager and such Member are not able to resolve such objection within such ten (10)-day period, then such objection shall be submitted for resolution in accordance herewith to a firm of independent certified public accountants, which firm is retained from time to time by the Company and which firm is one of the six largest firms of independent certified public accountants practicing in the United States. The costs and expenses of such firm of independent certified public accountants shall be borne by the Company. Prior to the resolution of any such objection, the Manager shall file all extensions to the filing of such returns which are then available to the Company. A Form K-1, prepared by the Company's accountants, shall be delivered to the Members within ninety (90) days after the expiration of each Fiscal Year of the Company. This form shall show the allocation of profit or loss of the Company for federal income tax purposes, including all separately stated items, to each Member. No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of the Code or from any similar provision of state tax laws.

     8.5  Tax Matters Partner. RMTS Holdco is hereby designated the "Tax Matters
          -------------------
Partner" (as defined in Code Section 6231). Subject to the provisions of this
Section 8.5, the Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. In any material administrative or judicial proceeding arising out of or in connection with any income tax audit or tax return of the Company or the filing of any amended return or claim for refund in connection with any items of income, gain, loss, deduction or credit reflected on any income tax return of the Company, the Tax Matters Partner shall not take any position with the relevant taxing authority without consultation and discussion with the firm of independent certified public accountants retained by the Company, which shall be one of the six largest firms of independent certified public accountants practicing in the United States, and the Tax Matters Partner shall furnish to each Member a copy of all material notices or other written communications received by the Tax Matters Partner from the Internal Revenue Service and shall notify each Member of all material conversations it has with the relevant taxing authority and shall keep the Members reasonably informed of all material matters which may come to its attention in its capacity as Tax Matters Partner.

     8.6  Financial Statements.
          --------------------

          (a)  Annual Reports.  As soon as practicable, but in no event later
               --------------
than one hundred twenty (120) days after the end of each Fiscal Year, the Manager shall cause to be delivered to each Person who was a Member at any time during such Fiscal Year an annual report containing the financial statements of the Company, including a statement of assets and liabilities as of the end of such Fiscal Year, a statement of profit or loss, a statement of changes in the Member's Capital Accounts and a statement of cash flows for such Fiscal Year, together with a supplementary schedule to the financial statements, showing in reasonable detail the Capital Account of each Member as of the beginning and as of the end of such Fiscal Year and showing the major components (including the amount and method of calculation of any distributions) of the changes in the Capital Account of each Member during such Fiscal Year, all of which shall be prepared in accordance with GAAP and shall be examined in accordance with generally accepted auditing standards by a firm of independent certified public accountants as selected by the Manager, which firm shall be one of the six largest firms of independent certified public accountants practicing in the United States.

          (b)  Monthly Reports.  As soon as practicable, but in no event later
               ---------------
than thirty (30) days (forty-five (45) days, in the case of each of the first twelve (12) calendar months during the term of the Company) after the end of each calendar month during the term of the Company or concurrently with the delivery of the Company's annual financial statements pursuant to Section 8.6(a), as the case may be, the Manager shall cause to be delivered to each Person who was a Member at any time during such period unaudited financial statements for such calendar month and for the period commencing on the first day of such Fiscal Year and ending on the last day of such month comparable in form to the audited financial statements to be supplied annually hereunder.

                                   ARTICLE 9

              TRANSFER OF MEMBERSHIP UNITS; SALE OF THE COMPANY
              -------------------------------------------------

     9.1  Limitation on Transfer of Membership Units. For so long as this
          ------------------------------------------
Agreement shall remain in effect, no Member shall sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (a "Transfer"), its Membership Units, in whole or in part, and a transferee shall
 --------
not have a right to become a "Substitute Member", except in strict compliance
                              -----------------
with the provisions of this Agreement, including, without limitation, this
Article 9. Any Transfer will be effective on the first day following the satisfaction in full of all of the requirements of this Article 9, the satisfaction and payment in full of all obligations under any promissory note issued in connection with such Transfer in accordance with such promissory note, and the receipt of all regulatory approvals and consents necessary or required by applicable law with respect to such Transfer. Until the date on which any Transfer hereunder is effective as provided herein, the transferring Member shall have and be permitted to exercise all rights, benefits and privileges with respect to such Membership Units as provided herein and in the Act, including, without limitation, the right to designate Member Designees in accordance herewith. Upon the date on which any Transfer hereunder is effective, the transferee shall become a Substitute Member with respect to such transferred Membership Units. Any Transfer of Membership Units in contravention of this Article 9 shall be null and void and of no force and effect whatsoever.

     9.2  Certain Documents. The Company and the Members agree to use their best
          -----------------
efforts to cause the Company not to issue any Membership Units without obtaining from each prospective Substitute Member, prior to the issuance of the Membership Units, (a) a counterpart of this Agreement as then in effect, duly executed by the prospective Substitute Member, (b) any reasonable fees and expenses in connection with the admission of the prospective Substitute Member as an assignee or transferee and (c) all representations and all such certificates, evidences or assurance reasonably requested by the Company and the existing Members.

     9.3  Right of First Refusal of any Member.
          ------------------------------------

          (a)  If at any time a Member (the "Selling Member") receives a bona
                                             --------------
fide offer in writing from any Person who is not a Member (a "Member Offer") to
                                                              ------------
purchase any or all of the Membership Units owned by the Selling Member (the "Offered Units"), which the Selling Member desires to accept, then the Selling
 -------------
Member shall give the non-transferring Members (the "Offeree Members") (i)
                                                     ---------------
written notice (the "Selling Member Notice") of the name and address of the
                     ---------------------
Person who made the Member Offer (the "Proposed Acquiror") and (ii) a copy of
                                       -----------------
the Member Offer, containing all of the material terms and conditions thereof. Subject to the provisions of this Section 9.3, each Offeree Member shall have the right of first refusal for a period of sixty (60) days after its receipt of the Selling Member Notice (the "Acceptance Period") to purchase a portion of the
                                -----------------
Offered Units in the proportion that the Ownership Percentage of such Member bears to the Ownership Percentages of all the Offeree Members electing to so purchase the Offered Units, provided that the exercise of such rights of first refusal shall be conditioned on the purchase of all, and not less than all, of the Offered Units in accordance herewith.

          (b) An Offeree Member may exercise its right of first refusal by notifying the Selling Member, the Company and each Offeree Member in writing (the "Acceptance Notice") within the Acceptance Period of its intention to
      -----------------
purchase all or any portion of its pro rata portion of the Offered Units, for the price and upon the terms and conditions of the Member Offer. If any Offeree Member (a "Declining Member") declines to purchase all or any part of its pro
           ----------------
rata portion of the Offered Units, the non-Declining Members shall have the right to purchase the declined Offered Units on a pro rata basis on the terms and conditions of the Member Offer (except as provided in Section 9.3(c)), which right shall be exercised, if at all, by providing written notice to the Selling Member, the Company and the other non-Declining Members, within five (5) days following the conclusion of the Acceptance Period, of its intention to purchase all or any portion of its pro rata portion of the declined Offered Units. Failure to deliver an Acceptance Notice within the Acceptance Period shall be deemed conclusive evidence of an Offeree Member's intent to decline the opportunity to purchase any of the Offered Units.

  (c) The closing of the purchase of all of the Offered Units by the Offeree Members shall be conditioned on the purchase by all or any Offeree Member(s) of all, but not less than all, Offered Units and shall be consummated no later than ninety (90) days after the date of the Selling Member Notice. At the closing, the Selling Member shall sell to the Offeree Members full right, title and interest in and to the Offered Units, free and clear of all Liens (other than those created pursuant to this Agreement) and shall deliver or cause to be delivered to the Offeree Members the certificate(s), if any, representing the Offered Units. The purchase price of the Offered Units shall be payable by delivery to the Selling Member of cash in the full amount of the purchase price of the Offered Units purchased by such Offeree Member or, at the election of such Offeree Member, a promiss ory note of the Offeree Member, in substantially the form of Exhibit G attached hereto (the "Promissory Note"), in the principal
                                            ---------------
amount equal to the purchase price of the Offered Units purchased by such Offeree Member and dated as of the date of consummation of such sale (the "Sale
                                                                           ----
Date"). The principal amount of the Promissory Note shall be due and payable on
----
the first anniversary of the Sale Date. The principal amount of the Promissory Note shall bear interest from the Sale Date at a rate of prime, as announced from time to time by Boatman's Trust Company, plus five percent (5%) per annum. The payment of the purchase price of the Offered Units by delivery of a Promissory Note shall be subject to the following additional conditions: (i) the repayment of all obligations under the Promissory Note of such Offeree Member shall be secured by a priority security interest in such Offeree Member's interest in the Company and all other property and assets of such Offeree Member and shall be secured by a priority security interest in all of the Company's property and assets, which priority security interests in each case shall be second and subject only to the extent of any prior security interest in the property and assets of the Offeree Member or the Company granted to and held by the Company's senior lender as security for its credit facility with the Company, each such security interest and all related documentation with respect thereto on terms and conditions acceptable to the Selling Member and the Company, subject to the approval by Supermajority Vote of the Member Designees (such approval of the Member Designees of the Offeree Member not to be unreasonably withheld); (ii) such Offeree Member, with the good faith reasonable assistance of the Company, shall diligently pursue the acquisition of third party financing in order to enable it to repay in full the obligations under its Promissory Note on the first anniversary thereof, and such Offeree Member shall provide written evidence to the Selling Member, reasonably acceptable to the Selling Member, that such Offeree Member has made reasonable progress towards the acquisition of such financing by the six-month anniversary of the date of such Promissory Note; and (iii) the agreement of the individuals comprising the senior management of the Company, as designated by the Selling Member on the Sale Date, to remain employed by and to operate the business of the Company in good faith pending the payment in full of all obligations under such Promissory Note and such individuals remain employed by and operate the business of the Company in good faith until the payment in full of all obligations under such Promissory Note. In the event of the breach of any covenant or failure of any condition provided in clause (i), (ii) or (iii) above, all obligations under such Promissory Note shall immediately become due and payable.

  (d) In the event the Offeree Members in the aggregate have not agreed to purchase all of the Offered Units in accordance with Section 9.3(b), the Selling Member shall have the right for a period of one hundred eighty (180) days after the date of the Selling Member Notice to sell to the Proposed Acquiror, all, but not less than all, of the Offered Units, at the price specified in the Selling Member Notice and upon terms and conditions which are the same, in all material respects, as those terms and conditions specified in the Selling Member Notice. In the event the Selling Member (i) proposes to sell the Offered Units other than in accordance with the preceding sentence or (ii) does not sell all of the Offered Units to the Proposed Acquiror within such 180-day period, then, in each such case, prior to any Transfer of such Offered Units, the Selling Member shall be required to first offer such Offered Units to the Offeree Members in the manner provided in this Section.

  9.4  Sale of the Company or Units of RMTS Holdco
       -------------------------------------------
  (a) The Manager may solicit, on behalf of the Members, the sale of all of the outstanding Membership Units of the Company or the sale of all or substantially all of the assets of the Company and, in connection therewith, the assump tion of all of the obligations and liabilities of the Company, at any time and from time to time, subject to the terms and conditions contained herein. If at any time the Company receives a bona fide offer (the "Company Offer") in writing
                                                  -------------
from any Person who is not a Member or any Affiliate thereof for the purchase of all of the outstanding Membership Units of the Company or the purchase of all or substantially all of the assets of the Company, where the Company Offer contains terms and conditions which are identical as applied to each Member, where the consideration specified in the Company Offer does not consist of illiquid securities, and where in the case of a proposed purchase of assets of the Company the consideration distributable in connection therewith to each Member is equivalent to the consideration that would be payable if the Company Offer related to the purchase of all of the outstanding Membership Units of the Company, then the Manager shall give the Members (i) written notice (the "Company Notice") of the name and address the Person who made the Company Offer,
---------------
and (ii) a copy of the

Company Offer, containing all the material terms and conditions thereof. A sale of all of the outstanding Membership Units of the Company or of all or substantially all of the assets of the Company pursuant to the Company Offer shall be subject to the written consent of each Member. Each Member's consent, if given, shall be delivered not later than sixty (60) days following receipt of the Company Notice from the Manager pursuant hereto (the "Offer Period").
                                                          -------------

  (b) If the Members consent in writing to the sale of all of the outstanding Membership Units of the Company or of all or substantially all of the assets of the Company, pursuant to the Company Offer, such sale shall be consummated no later than one hundred eighty (180) days after the date of the Company Notice. If such sale is not consummated within such 180-day period, no Member shall be obligated to sell any of its Membership Units pursuant to the Company Offer, and the Company shall not sell all or substantially all of its assets pursuant to the Company Offer.

  (c) If Cableco does not so provide its written consent to the Company Offer within the Offer Period, and if RMTS Holdco does so consent to the Company Offer within the Offer Period, then Cableco shall have the right for thirty (30) days following the expiration of the Offer Period to attempt to obtain a commitment for the refinancing of the Company's secured indebtedness. In the event that Cableco obtains such financing commitment within such thirty (30) day period, and RMTS Holdco has consented to the Company Offer within the Offer Period, Cableco shall be obligated to purchase all of the outstanding Membership Units then held by RMTS Holdco at a purchase price equivalent to the purchase price specified in the Company Offer for such Membership Units, multiplied by 1.25, and the closing of the purchase by Cableco of all of the outstanding Membership Units held by RMTS Holdco shall be consummated not later than one hundred fifty
(150) days after the date of the Company Notice. At the closing, RMTS Holdco shall sell to Cableco full right, title and interest in and to the Membership Units owned by RMTS Holdco, free and clear of all Liens (other than those created pursuant to this Agreement) and shall deliver or cause to be delivered to Cableco the certificate(s), if any, representing the Membership Units purchased by Cableco. The purchase price for the Membership Units purchased by Cableco shall be payable, at the election of Cableco, either (i) in cash on the date of such closing, or (ii) on the terms and conditions specified in the Company Offer.

  9.5  Legal Capacity of Transferee; Tax Effects . Anything in this Article 9 or
       -----------------------------------------
elsewhere in this Agreement to the contrary notwithstanding, no Transfer of all or any part of any Member's Membership Units shall be made or shall be effective if such Transfer would jeopardize the limited liability status of the Company or result in any substantial adverse effect upon the Company or the Members for federal income tax purposes (including, without limitation, a termination of the Company or loss of tax treatment as a partnership).

  9.6  Securities Laws Matters.  Anything in this Article 9 or elsewhere in this
       -----------------------
Agreement to the contrary notwithstanding, no Transfer of all or any part of any Member's Membership Units shall be made or shall be effective unless (a) prior to the consummation thereof, all assignees and transferees with respect thereto shall have made to the Company in writing all of the representations required, in the sole judgment of the Manager, to ensure compliance with applicable securities laws, and (b) if required in the discretion of the Manager, the Company is provided with an opinion of its legal counsel or other legal counsel satisfactory to the Company's counsel, stating that such Transfer is exempt from the Securities Act, and is permissible under all other applicable federal and state securities laws without registration or qualification of any security or consent or approval of any Person.

  9.7  Indemnification. To the fullest extent permitted by applicable law, each
       ---------------
Member and each assignee or transferee of any Membership Unit (or portion thereof) shall indemnify and hold harmless the Company, the Manager, every Member or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made) by such Member or any assignee or transferee of any Membership Unit (or portion thereof) in connection with any Transfer of all or any part of any Membership Unit by such Member, against expenses for which the Company or such other Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by any of them in connection with such action, suit or proceeding.

                                 ARTICLE 10

                  LIMITATIONS ON LIABILITIES; INDEMNIFICATION
                  -------------------------------------------

  10.1 Limited Liability of Members. No Member shall have personal liability for
       ----------------------------
the obligations, debts, liabilities or losses of the Company, whether to the Company, to the Manager, to the Business Manager, to any other Member, to any Officer or to the creditors of the Company, whether in contract, tort or otherwise, in excess of, in the aggregate, the amount of such Member's Capital Contributions to the Company, except as otherwise required by law. No creditor shall have the right to attach or garnish or compel the contribution by any Member of any capital. Except as may otherwise be required by the Act or Section 4.5, no Member shall be liable for a return of the Assets delivered or distributed to such Member.

  10.2  Liability and Indemnification of the Manager, Business Manager and
        ------------------------------------------------------------------
Member Designees
----------------

  (a) Neither the Manager, the Business Manager, nor any Member Designee (each an "Indemnitee") shall be liable to any Member or to the Company by reason of
    ----------
the actions or inactions of such Indemnitee in the conduct of the business of the Company, but only to the extent that such Indemnitee (i) acted in good faith, (ii) acted in a manner reasonably believed to be in or not opposed to the best interests of the Company, and (iii) with respect to any criminal conduct or proceeding, had no reasonable cause to believe that his or its conduct was unlawful; provided, however, that the foregoing limitation on liability shall
          --------  -------
not apply in the event of (v) a breach by an Indemnitee of any material provision of this Agreement, (w) a breach by the Business Manager of the Management Agreement, (x) a breach by the Business Manager or any Member Designee of any Non-Competition Agreement executed by the Business Manager or any Member Designee, (y) a violation of law or breach of fiduciary duty to the Company by an Indemnitee, or (z) an Indemnitee's fraud, gross negligence or willful misconduct. No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the benefits provided to an Indemnitee under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

  (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, each Indemnitee from and against any losses, claims, damages, liabilities or actions, joint or several, to which such Indemnitees may be subject by virtue of any act performed by such Indemnitee, or omitted to be performed by any such Indemnitee, in connection with the business of the Company and shall reimburse each such Indemnitee for any legal or other expenses reasonably incurred by such Person in connection with investigating, defending or preparing to defend any such loss, claim, damage, liability or action, but only to the extent that such Indemnitee (i) acted in good faith,
(ii) acted in a manner reasonably believed to be in or not opposed to the best interests of the Company, and (iii) with respect to any criminal conduct or proceeding, had no reasonable cause to believe that his or its conduct was unlawful; provided, however, that the Company shall not be liable to any
          --------  -------
Indemnitee to the extent that in the judgment of a court of competent jurisdiction such loss, claim, damage, liability or action is found to arise from any act of Indemnitee described in Section 10.2(a)(v)-(z). Expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding arising out of or in connection with this Agreement or the Company's business or affairs shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the Indemnitee to repay such amount plus reasonable interest in the event that it shall ultimately be determined that the Indemnitee was not entitled to be indemnified by the Company in connection with such action. Notwithstanding the foregoing, expenses incurred by an Indemnitee shall not be paid by the Company in advance of the final disposition of any such action, suit or proceeding in the event that such action, suit or proceeding is brought by any Member or the Company, whether on a direct or a derivative basis. No amendment of this Agreement shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The Company may carry insurance, to the extent available on reasonable commercial terms, protecting it and potential Indemnitees from liabilities to third parties, to the extent practicable. No Indemnitee shall enter into any settlement for which it seeks to be indemnified under this Agreement in excess of in the aggregate $100,000 without the approval by Supermajority Vote of the Member Designees of such settlement.

  10.3  Indemnification Rights Cumulative. The indemnification rights contained
        ---------------------------------
in this Article 10 shall be cumulative of, and in addition to, any and all rights, remedies and other recourse to which the Indemnitee shall be entitled, whether pursuant to the provisions of this Agreement, at law or in equity. Indemnification shall be made solely and entirely from the Assets of the Company, and no Member shall be personally liable to the Indemnitees under this
Article 10.

                                  ARTICLE 11

                              POWER OF ATTORNEY
                              ------------------

  11.1  Authority to Execute Documents. During the life of the Company and
        ------------------------------
during any additional period authorized in accordance with this Agreement to dissolve, liquidate and wind up the affairs of the Company, each of the Members hereby irrevocably designates and appoints the Manager, for so long as it is Manager of the Company hereunder, to be the Member's true and lawful attorney-in-fact with the power, from time to time, in the name, place and stead of the Member to do any ministerial act necessary to qualify the Company to do business under the laws of any jurisdiction in which it is necessary to file any instrument in writing in connection with such qualification and to make, execute, swear to and acknowledge, amend, file, record, deliver and publish in conformance with the provisions of this Agreement (a) the Certificate, (b) a counterpart of this Agreement or of any amendment hereto for the purpose of filing or recording such counterpart in any jurisdiction in which the Company may own property or transact business, (c) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company in the State of Delaware or in any jurisdiction where the Company may own property or be doing business, (d) any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Company, including, without limitation, to enable the Company to conduct its business under the name "Telcom Plus" or such other name or names as the Member Designees may determine, from time to time, by Supermajority Vote, and (e) a certificate or other instrument evidencing the dissolution or termination of the

Company in accordance with the Agreement when such shall be appropriate in each jurisdiction in which the Company shall own property or do business.

  11.2  Survival of Power. The grant of the power of attorney referenced in
        -----------------
Section 11.1 shall not be revoked and shall survive the Transfer by a Member of all or part of its Membership Units and it shall be coupled with an interest and shall survive the death, incapacity or dissolution of any Member. Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument executed by the Manager is authorized, valid and binding without further inquiry. The power of attorney referenced in Section 11.1 may be exercised for each Member by the signature of the Manager or by listing the names of all the Members and executing any instrument with the signature of the Manager acting as attorney-in-fact for all of them.

                                  ARTICLE 12

                         DISSOLUTION AND TERMINATION
                         ---------------------------

  12.1  Dissolution.
        -----------

        (a)  The Company shall be dissolved only upon the earlier to occur of:

             (i)    The Termination Date;

             (ii) The date on which all of the Assets of the Company have been disposed of or the Company is merged with or into another Person and the Company is not the surviving entity, in any such case, upon a Supermajority Vote of the Member Designees;

             (iii) at the written election of RMTS Holdco, upon the failure of the operating transferors, on behalf of Mid-Atlantic Holdco, to transfer collectively at least seventy-five percent (75%) of the Aggregate Contribution Value of all Contribution Assets pursuant to and in accordance with the Contribution Agreement within the time period specified therein, including any extensions thereof in accordance therewith;

             (iv)   The date of entry of a decree of judicial dissolution under
Section 18-202 of the Act;

             (v)    Upon the date of the bankruptcy of any Member (a "Withdrawal
                                                                      ----------
Event"), unless, within ninety (90) days following the Withdrawal Event, the
-----
business of the company is continued by the affirmative vote of all of the remaining members and there are at least two remaining members; or

             (vi) The date on which the Member Designees, by Supermajority Vote, agree in writing to terminate the Company.

       (b) Notwithstanding the dissolution of the Company, the Company shall not terminate until a certificate of cancellation shall be filed with the Secretary of State of the State of Delaware and the Assets of the Company are distributed as provided in Section 12.2, subject to Section 12.3. Upon the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

       (c) If there is a Withdrawal Event and all of the remaining Members consent to continue the business of the Company in accordance with Section 12.1(a)(v), the Company shall pay to the withdrawing Member any positive balance in the withdrawing Member's Capital Account within ninety (90) days from the date of the Withdrawal Event. Such remaining balance shall be payable by delivery to the Withdrawing Member of cash in the full amount of such remaining balance or, at the election of the non-withdrawing Members, a promissory note of the Company in the principal amount equal to such remaining balance and dated as of the date of such withdrawal. Such promissory note shall be in substantially the form of Exhibit G hereto, provided that such promissory note shall be due and payable only at the time of the making of liquidating distributions to the non-withdrawing Members upon the dissolution and liquidation of the Company. The remaining Members shall at any time within sixty (60) days of the Withdrawal Event determine all Net Profits and Net Losses of the Company as of the date of such determination as if all Assets of the Company were sold for their fair market value and make appropriate credits and debits to the Member's Capital Accounts. The Capital Account of the withdrawing Member as of the date of determination shall be conclusively deemed to be the fair value of all of its Membership Units as of such date and the payment provided for in this Section 12.1(c) shall be the full and only consideration for the redemption of the withdrawing Member's Membership Units.

  12.2  Winding Up, Liquidation and Distribution of Assets
        --------------------------------------------------

        (a) Upon dissolution, an accounting shall be made of the Company's Assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company. The Manager shall conduct such winding up in a prompt and orderly manner.

        (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

             (i) Sell or otherwise liquidate all of the Company's Assets as promptly as practicable, except to the extent that the Manager receives written notice from a Member of its desire to receive an in-kind distribution thereof;

             (ii) Allocate any Net Profit or Net Loss resulting from such sales or deemed sales in the case of Assets to be distributed in-kind to the Members' Capital Accounts in accordance with Article 4;

             (iii) Discharge all liabilities of the Company, including liabilities to Members who are creditors of the Company to the extent permitted by law, excluding liabilities for distributions to Members under Section 4.5; and

             (iv) Distribute the remaining Assets to Members in accordance with, and to the extent of, the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs). Any such distributions to the Members in respect of their Capital Accounts shall be made within the time specified in Section 1.704-1(b)(2)(ii)(b)(2) of the
                                                               -  -
Treasury Regulations.

       (c) The Manager shall determine the fair market value of each non-cash Asset distributed to one or more Members to determine the Net Profit or Net
Loss that would have resulted if such Asset were sold for such value, and such determination shall be subject to approval by Supermajority Vote of the Member Designees. Such Net Profit or Net Loss shall then be allocated pursuant to
Article 4, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed Asset shall be the fair market value of such interest (net of any liability secured by such Asset that such Member assumes or takes subject to), as determined by the Manager and subject to approval by Supermajority Vote of the Member Designees.

       (d) Notwithstanding anything to the contrary in this Agreement, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution to restore such deficit balance, and the deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

       (e) Upon the completion of the winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.

        (f) The Manager shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its Assets. The Manager shall be under no liability with respect to the Assets held by the Company upon the termination of the Company except to hold and maintain the same in the name of the Company until disposed of in accordance with the terms of this Agreement.

  12.3  Distributions and Allocations upon Unwind Transaction. Notwithstanding
        -----------------------------------------------------
anything contained in this Agreement (including, without limitation, in Section
12.2 or Article 4) to the contrary, if RMTS Holdco elects to cancel the Contribution Agreement, rescind and unwind transactions and dissolve the Company pursuant to Section 3.3(d) and if the amounts returned to RMTS Holdco by the Escrow Agent (as defined in the Contribution Agreement) from the Escrow Fund (as defined in the Contribution Agreement) and by the Company as contemplated by
Section 2.8 of the Contribution Agreement, are, in the aggregate, less than the Contribution Amount (as defined in the Contribution Agreement) plus the Initial Capital Contribution made by RMTS Holdco hereunder, the Company shall, at the election of RMTS Holdco, either (a) sell or otherwise liquidate, as promptly as is reasonably practicable so as to effect an orderly liquidation, Assets which are sufficient in amount and value to enable the Company to repay in full to RMTS Holdco any such shortfall, or (b) transfer good and marketable title to such Assets as RMTS Holdco shall identify, free and clear of all Liens, in consideration of the fair market value of such Assets so transferred, as agreed upon by RMTS Holdco and Cableco, which consideration shall be payable by offset of amounts owed to RMTS Holdco in connection with the Unwind Transaction, and the Company shall not return any Asset to Cableco until RMTS Holdco has been repaid the full Contribution Amount plus the Initial Capital Contribution made by RMTS Holdco hereunder. Notwithstanding anything contained in this Agreement (including, without limitation, in Section 12.2 or Article 4) to the contrary, all allocations of Net Profit, Net Loss, income, gain, loss and deduction of the Company shall be made to effect the priority contemplated in this Section 12.3.

  12.4  Certificate of Cancellation. When all debts, liabilities and obligations
        ---------------------------
of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining Assets of the Company have been distributed, a certificate of cancellation shall be executed by one or more authorized persons, which certificate shall set forth the information required by the Act. A certificate of cancellation shall be filed with the Delaware Secretary of State to accomplish the cancellation of the Certificate of the Company upon the dissolution and completion of the winding up of the Company.

  12.5  Effect of Filing of Certificate of Cancellation. Upon the filing of the
        -----------------------------------------------
certificate of cancellation with the Delaware Secretary of State, the existence of the Company shall cease, except that the Manager may, in the name of, and for and on behalf of the Company, prosecute and defend suit, gradually settle and close the Company's business, dispose of and convey the Company's property, discharge or make reasonable provision for the Company's liabilities, and distribute to the Members any remaining Assets, and take such other appropriate action as provided in the Act and this Agreement. The Manager shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other act as may be necessary on behalf of and in the name of the Company in accordance with this Agreement.

     12.6  Return of Contribution Nonrecourse to Other Members. Except as
           ---------------------------------------------------
provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the Assets of the Company for the return of its Capital Contributions. If the property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

                                 ARTICLE  .13

                              RULES OF CONVENTION
                              -------------------

     13.1  Notice. All notices, reports and other communications given pursuant
           ------
to this Agreement shall be in writing and shall either be mailed by first class mail, postage prepaid, certified or registered with return receipt requested, delivered in person or by nationally recognized overnight courier or sent by facsimile or prepaid telegram followed by confirmatory letter. Notice sent by mail in the foregoing manner shall be deemed served or given three (3) Business Days after deposit in the United States Postal Service. Notice delivered by nationally recognized overnight courier shall be deemed served or given one (1) Business Day after delivery to the courier, charges prepaid. Notice given to the Company, the Manager, the Business Manager or a Member in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the address of each Member shall be the address as stated below the Member's name on Schedule 3.2 hereto; provided, however, that each member shall have the
                             --------  -------
continuing right to change its address for notice hereunder to any other location by giving ten (10) days' prior notice of such change to the Company in the manner set forth above. For the purposes of all notices to the Manager or the Business Manager, the Manager's and the Business Manager's address shall be the same as RMTS holdco for so long as the Manager serves as Manager hereunder and the Business Manager serves as the Business Manager hereunder, as the case may be. For the purposes of all notices to the Company or the Business Manager, the Company's and the Business Manager's address shall be the same as the Company's address as set forth in Section 2.2.

     13.2  Amendment. Any provision of this Agreement may be amended,
           ---------
supplemented or modified only with the written consent of each Member.

     13.3  Arbitration. Any controversy, dispute or claim of whatever nature
           -----------
arising out of, or in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by arbitration before a single arbitrator agreed upon by the parties. In the event that a single arbitrator cannot be agreed upon by the parties within thirty (30) days of written request for arbitration, each party shall within ten (10) days thereafter choose an arbitrator and the arbitrators so chosen shall choose an arbitrator who shall act a single arbitrator. If either party shall fail to choose an arbitrator, the arbitrator(s) chosen by the other parties shall choose the single arbitrator or, if only one arbitrator is chosen by the other parties, such arbitrator shall act as a single arbitrator. The arbitration shall be conducted at a location determined by the single arbitrator in Chicago, Illinois, administered by and in accordance with the then existing rules of practice and procedures of the American Arbitration Association, and judgement upon any award rendered by the single arbitrator may be entered by any state or federal court having jurisdiction thereof. The written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however,
                                                              --------  -------
that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the fees and costs of the arbitration procedure if the arbitrator determines that any claim so arbitrated was frivolous or meritless; provided, however, that in the event that the
                            --------  ------
arbitrator determines that any claim of the non-prevailing party was frivolous or meritless and awards fees and costs to the prevailing party, then the non-prevailing party may appeal such determination, but only as to the sole issue of the arbitrator's award of such fees and costs, to a court of competent jurisdiction, which court shall reverse such award if it determines that the arbitrator's decision was not supported by substantial evidence. If there is no determination that any claim arbitrated by the non-prevailing party was frivolous or meritless, such fees and costs shall be borne equally by the parties incurring the same. Each party acknowledges that they are giving up their right to have any such claim decided in a court of law before a judge or jury, and hereby waives all rights to appeal (other than the appeal of an award of fees and costs based on a determination by the arbitrator that a claim of the non-prevailing party was frivolous or meritless).

     13.4  Governing Law. This Agreement is made pursuant to and shall be
           -------------
construed in accordance with the internal laws of the State of Delaware, without regard to the principles of the conflicts of laws thereof.

     13.5  Entire Agreement. This Agreement, together with the schedules,
           ----------------
annexes and exhibits attached hereto, contains the entire agreement among the Members relating to the subject matter hereof. This Agreement, together with the schedules, annexes and exhibits attached hereto, supersedes all prior written and all prior and contemporaneous oral agreements, understandings and negotiations between the parties with respect to such subject matter, including, without limitation, the Letter of Intent dated June 13, 1996 and the Letter Agreement dated November 1996 and the Term Sheet attached thereto, but not including the Contribution Agreement.

     13.6   Severability. If any term or provision of this Agreement or the
            ------------
performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

     13.7   Construction. Whenever required by the context, as used in this
            ------------
Agreement, the singular number shall include the plural, the neuter shall include the masculine or the feminine gender and the masculine gender shall include the neuter or the feminine gender. All references to days in this Agreement mean calendar days unless otherwise provided. Any day or deadline or time period hereunder which falls on a Saturday, Sunday or a non-Business Day shall be deemed to refer to the first Business Day following.

     13.8   Captions. The Article and Section headings appearing in this
            --------
Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Article or Section hereof.

     13.9   Counterparts and Execution. This Agreement may be executed in
            --------------------------
multiple counterparts, each of which shall be deemed an original Agreement and all of which shall constitute one Agreement between each of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart, to be effective as of the day and year first set forth above.

     13.10  Consents and Waivers. No provision of this Agreement shall be deemed
            --------------------
to have been waived, except if such waiver is contained in a written instrument and executed by the party against which such waiver is to be enforced, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

     13.11  Rights and Remedies Cumulative. The rights and remedies provided by
            ------------------------------
this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     13.12  Assigns. Each and all of the covenants, terms, provisions and
            -------
agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent expressly permitted by this Agreement, their respective assigns. Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity, other than the parties hereto and their permitted assigns.

     13.13  Waiver of Action for Partition. Each Member irrevocably waives
            ------------------------------
during the term of the Company any right that it may have to maintain an action for partition with respect to the property of the Company.

     13.14  No Publicity. No public announcements or releases regarding this
            ------------
Agreement or the matters covered hereby shall be made by any Member without the prior oral consent of each other Member; provided, however, that no Member shall
                                         --------  -------
be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to effect the transactions and actions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section 13.14 and, provided, further, that no Member shall be prohibited from disclosing the
--------  -------
relationship among RMTS Holdco, Cableco and the Company created by this Agreement or between the Company and MAC Telcom Plus in connection with the marketing and promotion of services provided by the Company and MAC Telcom Plus. Notwithstanding anything contained herein to the contrary, no Member shall issue or disclose to the press or any third party (including, without limitation, any professional advisor or employee or other representative of the Company or any Member) the identity of any direct or indirect investor or equity holder of RMTS Holdco without the prior oral consent of the Manager, Chief Executive Officer or President of RMTS Holdco. Nothing contained in this Agreement shall prevent any Member at any time from furnishing any required information to any governmental entity, department, commission, board, agency or authority pursuant to any applicable statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any such governmental entity or authority or any arbitrator or from complying with its legal obligations.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Operating Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

                                    VIC-RMTS HOLDCO, LLC


                                    By:  /s/ Laurel Dent
                                        --------------------------------
                                    Name: Laurel Dent
                                          ------------------------------
                                    Title: Authorized Representative
                                           -----------------------------

                                    MID-ATLANTIC RMTS HOLDINGS, LLC.


                                    By:  /s/ John C. Norcott
                                        --------------------------------
                                    Name: John C. Norcott
                                          ------------------------------
                                    Title: Business Manager
                                           -----------------------------

                                 SCHEDULE 3.2




                                          Total
                                    Initial Membership  Initial Ownership
         Members                          Units             Percentage
        --------                    ------------------  ------------------
VIC-RMTS Holdco, LLC                       5                    50%

Address for Notices:
2201 Waukegan Road
Suite E-200
Bannockburn, Illinois 60015
Facsimile: (708) 374-1070

Mid-Atlantic RMTS Holdings, LLC            5                    50%

Address for Notices:
5335 Wisconsin Avenue, Suite 750
Washington, D.C. 20015
Facsimile:  (202) 364-3520

                               SCHEDULE 3.3 (b)

                       CONTRIBUTED ASSETS AND PROPERTIES
                       ---------------------------------

          Certain agreements, contracts, opportunities and rights to sell or negotiate for the sae of telephony services in the multiple dwelling unit marketplace.

                               SCHEDULES 5.2 (a)

             RMTS HOLDCO SIGNATORIES OF NON-COMPETITION AGREEMENTS
             -----------------------------------------------------

Ventures In Communications RMTS, LLC
Ventures In Communications, LLC
VIC-RMTS Holdco, LLC

                                SCHEULE 5.2 (b)

          MID-ATLANTIC RMTS SIGNATORIES OF NON-COMPETITION AGREEMENTS
          -----------------------------------------------------------

1.  Chesapeake Private Cablevision Limited Partnership

2.  Mid-Atlantic Cable Holdings, LLC

3.  Mid-Atlantic RMTS Holdings, LLC

4.  Mid-Atlantic Cable Service Company

5.  Mid-Atllantic Cable Limited Partnership of Caroline County

6.  Mid-Atlantic CATV Limited Partnership

7.  Mid-Atlantic Development Company Limited Partnership

8.  South Central Development Company Limited Partnership

9.  John LOng

10. John Lubetkin

11. Jan Miller

                               SCHEDULE 7.5 (a)

                         MEMBER DESIGNEE REPLACEMENTS
                         ----------------------------


VIC-RMTS Holdco, LLC Replacements:
---------------------------------
None

Mid- Atlantic RMTS Holdings, LLC Replacements:
---------------------------------------------
Joan Miller or John Long, whoever is not an initial Mid- Atlantic
RMTS Designee.

                                    ANNEX A

                      LISTING ORF RURAL SERVICE AREAS AND
                      -----------------------------------
                          METROPOLITAN SERVICE AREAS
                          --------------------------

                 MSA            8             Washington, DC
                 MSA           14             Baltimore, MD
                 RSA          690             FRederick, VA - 10
                 RSA          691             Madison, VA - 11
                 RSA          692             Caroline, VA - 12
                 RSA          704             Grant, VA - 13

                                    ANNEX B

                          MAP OF RURAL SERVICE AREAS

                                      AND

                          METROPOLITAN SERVICE AREAS

           [MAP OF MSAs AND RSAs FOR CELLULAR SERVICE APPEARS HERE]